UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

               ----------------------------------

                            FORM 8-K


                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
                             of the
                 Securities Exchange Act of 1934


Date of Report (Date earliest event reported): February 18,1998
                                              ------------------



                    PARKWAY PROPERTIES, INC.
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      (Exact name of Registrant as specified in its charter)



Maryland                      1-11533                   74-2123597
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(State or other       (Commission File Number)       (IRSEmployer
jurisdiction of                                    Identification
incorporation)                                        Number)

One Jackson Place Suite 1000
  188 East Capitol Street
      P. O. Box 24647
    Jackson, Mississippi                                39225-4647
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Registrant's telephone number, including area code: (601) 948-4091
                                                    --------------


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   (Former name or former address, if changed since last report)




                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


Item 2.  Acquisition or Disposition of Assets.

Proposed Purchase:

     On February 17, 1998, Parkway Properties, Inc. ("Parkway") announced that it has entered into a contract to acquire a 13 building Southeastern office portfolio ("Southeastern Office Portfolio") comprising a total of approximately 1,470,000 net rentable square feet from an Atlanta based real estate investment firm for $163,014,000 in cash. The total purchase price, including closing costs, anticipated capital expenditures and leasing commissions, is expected to be approximately $165,714,000. The contract, which is subject to customary due diligence procedures, is expected to close on or about February 25, 1998. The Company expects to fund the purchase initially with short-term bank borrowings from two bank groups. The Company recently negotiated an increase in size and reduction in interest rate on its existing line of credit with a consortium of banks led by Deposit Guaranty National Bank to $100,000,000 at a rate of LIBOR plus
140 basis points. In addition, the Company expects to receive a $75,000,000 unsecured loan from NationsBank, NA, also at a rate of LIBOR plus 140 basis points.


Item 5.  Other Events.


     (1)  UPREIT Structure.

      In January 1998, Parkway completed its reorganization into an umbrella partnership REIT ("UPREIT") structure under which all of Parkway's office building real estate assets are owned by an operating partnership, Parkway Properties, LP (the "Partnership"). The Company anticipates that the UPREIT structure will enable it to pursue new investment opportunities by having the ability to offer tax advantaged units in the Partnership to property owners in exchange for office properties. Presently, all interests in the Partnership are owned by wholly-owned subsidiaries of Parkway.

     (2)  1997 Year-End Results.

     Parkway reported total revenue of $48.1 million for the year ended December 31, 1997, compared to $24.1 million for the year ended December 31, 1996. The Company reported net income and funds from operations ("FFO") for the year ended December 31, 1997, of $14.5 million and $17.6 million, respectively, compared to $14.4 million and $6.4 million, respectively, for the year ended December 31, 1996. Parkway defines FFO, consistent with NAREIT's definition, as net income (loss) (computed in accordance
with   generally   accepted  accounting   principles   ("GAAP")),
excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes FFO is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes FFO in accordance with standards established by Parkway, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.
Further,   FFO   does   not  represent  amounts   available   for
management's   discretionary  use  because  of   needed   capital
replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

     (3) Effects of Adoption of Statement of Financial Accounting Standards No. 128, Earnings per Share.

     The earnings per share amounts for the years ended December 31, 1997, 1996 and 1995 and the quarters of 1997 and 1996 have been restated to comply with Financial Accounting Standards Board's Statement of
Financial Accounting Standard No. 128, "Earning per Share" as follows:

                       Net Income         Weighted Average
                       Per Share         Shares Outstanding
                     Basic   Diluted     Basic      Diluted
Year Ended:
1995               $ 4.24    $ 4.15    2,786,463   2,847,681
1996               $ 3.92    $ 3.81    3,662,182   3,776,301
1997               $ 2.05    $ 2.01    7,077,769   7,214,253

3 Months Ended:
March 31, 1996     $  .39    $  .38    2,008,135   2,098,208
June 30, 1996      $ 2.00    $ 1.93    3,212,637   3,323,699
September 30, 1996 $  .39    $  .38    4,193,319   4,310,218
December 31, 1996  $ 1.31    $ 1.27    4,222,279   4,360,720

March 31, 1997     $  .62    $  .61    5,717,585   5,847,943
June 30, 1997      $  .43    $  .42    6,287,706   6,405,143
September 30, 1997 $  .34    $  .33    6,531,860   6,674,795
December 31, 1997  $  .62    $  .61    9,735,761   9,890,968

6 Months Ended:
June 30, 1996      $ 2.31    $ 2.24    3,110,572   3,211,140
June 30, 1997      $ 1.04    $ 1.01    6,004,220   6,128,118

9 Months Ended:
September 30, 1996 $ 2.54    $ 2.46    3,474,123   3,580,134
September 30, 1997 $ 1.36    $ 1.33    6,182,032   6,312,275

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements

     The following audited financial statement of the Southeastern Office Portfolio for the year ended December 31, 1996 is attached hereto. Also included is the unaudited financial statement for the nine months ended September 30, 1997.
                                                             Page
                                                             ----
     Report of Independent Auditors                             6
     Combined Statement of Rental Revenue and
       Direct Operating Expenses                                7
     Notes to Combined Statement of Rental Revenue
       and Direct Operating Expenses                            8

     (b)  Pro Forma Consolidated Financial Statements

     The following unaudited Pro Forma Consolidated Financial Statements are attached hereto.
                                                           Page
                                                           ----
Pro Forma Consolidated Financial Statements (Unaudited)     10
Pro Forma Consolidated Balance Sheet (Unaudited) -
  As of September 30, 1997                                  12
Pro Forma Consolidated Statement of Income (Unaudited) -
  For the Year Ended December 31, 1996                      13
Pro Forma Consolidated Statement of Income (Unaudited) -
  For the Nine Months Ended September 30, 1997              14
Notes to Pro Forma Consolidated Financial
  Statements (Unaudited)                                    15

     (c)  Exhibits

     (10) Sale Agreement and Amendments between Brookdale Investors, L.P., a Delaware limited partnership, and Parkway Properties LP, a Delaware limited partnership. Parkway agrees to furnish supplementally to the Securities and Exchange Commission on request a copy of any omitted schedule or exhibit to this agreement.

     (99) Amended and Restated Agreement of Limited Partnership of Parkway Properties, LP dated January 1, 1998.


                  Report of Independent Auditors


The Board of Directors
Parkway Properties, Inc.

We have audited the accompanying combined statement of rental revenue and direct operating expenses of the Southeastern Office Portfolio for the year ended December 31, 1996. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted audit2ing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of rental revenue and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Parkway Properties, Inc., as described in Note 2, and is not intended to be a complete presentation of the Southeastern Office Portfolio revenue and expenses.

In our opinion, the combined statement of rental revenue and direct operating expenses referred to above presents fairly, in all material respects, the rental revenue and direct operating expenses described in Note 2 of the Southeastern Office Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

We have compiled the accompanying combined statement of rental revenue and direct operating expenses of the Southeastern Office Portfolio for the nine months ended September 30, 1997 in accordance with the Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting in the form of a financial statement information that is the representation of management. We have not audited or reviewed the combined statement of rental revenue and direct operating expenses of the Southeastern Portfolio for the nine months ended September 30, 1997 and, accordingly, do not express an opinion or any other form of assurance on the statement.


Jackson, Mississippi                       /s/ Ernst & Young LLP
February 14, 1998



                The Southeastern Office Portfolio

              Combined Statement of Rental Revenue
                  and Direct Operating Expenses



                               Year Ended       Nine Months Ended
                            December 31, 1996   September 30,1997
                           ------------------   ------------------
                                                    (unaudited)

Rental revenue (Note 1):
 Minimum rents ...............$17,717,506        $13,969,950
 Reimbursed charges and
   other income...............  2,030,707          1,437,019
                              -----------        -----------
                               19,748,213         15,406,969

Direct operating expenses
                            (Note 2):
  Utilities...................  2,347,855          1,755,320
  Real estate taxes...........  1,995,497          1,564,505
  Maintenance services
    and supplies..............  1,746,849          1,220,625
  Janitorial services
    and supplies..............  1,145,433            912,760
  Management fees.............    494,481            391,786
  Insurance...................    155,184            122,245
  Security service............    335,613            242,321
  Administrative and
    miscellaneous expenses....    983,414            621,838
                              -----------        -----------
                                9,204,326          6,831,400
                              -----------        -----------
Excess of rental revenue over
  direct operating expenses...$10,543,887        $8,575,5693
                              ===========        ===========


                       See accompanying notes.



                The Southeastern Office Portfolio

                Notes to Combined Statement of Rental Revenue
                   and Direct Operating Expenses

                         December 31, 1996


1.  Organization and Significant Accounting Policies

    Description of Properties

    Parkway Properties, Inc. (the "Company") expects to acquire thirteen office properties (collectively the "Southeastern Office
Portfolio") on or about February 25, 1998.  The Southeastern
Office Portfolio includes the following office properties:


   Office Property               Location

One Commerce Green          Houston, TX
One Sugar Creek             Houston, TX
The Belvedere               Dallas, TX
Atrium at Bent Tree         Dallas, TX
Hillsboro Center I-IV       Ft. Lauderdale, FL
Hillsboro Center V          Ft. Lauderdale, FL
Glen Forest Building        Richmond, VA
Moorefield II               Richmond, VA
Moorefield III              Richmond, VA
Lynnwood Plaza              Virginia Beach, VA
Loudoun Plaza               Sterling, VA
Executive Tower             Knoxville, TN
Healthsource Building       Greenville, SC


    The office properties included in the Southeastern Office
Portfolio have common ownership; accordingly, the accompanying financial statement has been prepared on a combined basis.
Intercompany transactions have been eliminated in the combination.


I.       Rental Revenue

    Minimum rents from leases are accounted for ratably over the term of each lease. Tenant reimbursements are recognized as revenue as the applicable services are rendered or expenses incurred.


    The future minimum rents on noncancelable operating leases at December 31, 1996 are as follows:

                        Year            Amount
                   --------------------------------
                        1997       $ 13,410,000
                        1998         12,021,000
                        1999         10,349,000
                        2000          7,942,000
                        2001          6,184,000
                     Thereafter      10,397,000
                                    -----------
                                   $ 60,303,000
                                    ===========

    The above amounts do not include tenant reimbursements for utilities, taxes, insurance and common area maintenance.

2.  Basis of Accounting

    The accompanying combined statement of rental revenue and direct operating expenses is presented on the accrual basis. The statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain expenses not comparable to the proposed future operations of the Southeastern Office Portfolio such as depreciation and mortgage interest expense. Management is not aware of any material factors relating to the Southeastern Office Portfolio that would cause the reported financial information not be necessarily indicative of future operating results.


                     PARKWAY PROPERTIES, INC.

           Pro Forma Consolidated Financial Statements
                           (Unaudited)

     The following unaudited pro forma consolidated balance sheet as of September 30, 1997 and pro forma consolidated statements of income of Parkway Properties, Inc. ("Parkway") for the year ended December 31, 1996 and nine months ended September 30, 1997 give effect to the recent purchases of Parkway for the periods stated and the proposed purchase of the Southeastern Office Portfolio. The pro forma consolidated financial statements have been prepared by management of Parkway based upon the historical financial statements of Parkway and the adjustments and assumptions in the accompanying notes to the pro forma consolidated financial statements.

     The pro forma consolidated balance sheet sets forth the effect of Parkway's purchases since September 30, 1997 (listed below), the proposed purchase of the Southeastern Office Portfolio and the placement of non-recourse mortgage debt on BB&T and First Tennessee Plaza as if they had been consummated on September 30, 1997.

     The pro forma consolidated statements of income sets forth the effects of Parkway's purchases of the following buildings and the proposed purchase of the Southeastern Office Portfolio as if they had been consummated on January 1, 1996.



                    PARKWAY PROPERTIES, INC.

     Pro Forma Consolidated Financial Statements (continued)
                          (Unaudited)


     BUILDING                            DATE OF PURCHASE

     Veritas Technology Center               01/21/98
     Greenbrier Towers                       11/25/97
     Raytheon Building                       11/17/97
     First Little Rock Plaza                 11/07/97
     Hightower Centre                        10/01/97
     Morgan Keegan Tower                     09/30/97
     First Tennessee Plaza                   09/18/97
     Fairway Plaza                           08/12/97
     NationsBank Tower                       07/31/97
     Lakewood II                             07/10/97
     Sugar Grove                             05/01/97
     Vestavia Centre                         04/04/97
     Meridian                                03/31/97
     Charlotte Park Executive Center         03/18/97
     Courtyard at Arapaho                    03/06/97
     Ashford II                              01/28/97
     Forum II & III                          01/07/97
     Tensor                                  10/31/96
     BB&T Financial Center                   09/30/96
     Falls Pointe                            08/09/96
     Roswell North                           08/09/96
     Cherokee                                07/09/96
     Courthouse                              07/09/96
     400 Northbelt                           04/15/96
     Woodbranch                              04/15/96
     One Park 10 Plaza                       03/07/96

     In addition to the purchases listed above, the pro forma consolidated statements of income set forth the effect of the May 31, 1996 sale of 157 mortgage loans, the placement of non-recourse mortgage debt on certain properties acquired during 1995 and 1996 or assumed in the purchases, the December 24, 1996 sale of the Virginia Beach mortgage loan, the sale of 2,012,500 shares of common stock on January 22, 1997, the sale of 3,000,000 shares of common stock on September 24, 1997, and the sale of 450,000 shares of common stock on October 6, 1997 as if all the transactions had occurred January 1, 1996.

     These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the purchases, sales and/or financings had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Parkway included in its annual report on Form 1O-KSB for the year ended December 31, 1996.



            PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED BALANCE SHEET
                     September 30, 1997
                        (Unaudited)

                                Parkway    Pro Forma     Parkway
                               Historical  Adjustments  Pro Forma
                               ----------  -----------  ---------
                                          (In thousands)
 Assets                                       (1-8)
 Real estate related investments:
   Office buildings.............$310,130   $224,094     $534,224
   Land held for development....   1,721          -        1,721
   Accumulated depreciation..... (12,073)         -      (12,073)
                                --------   --------     --------
                                 299,778    224,094      523,872
   Real estate held for sale:
     Land.......................   4,687          -        4,687
     Operating properties.......   1,497          -        1,497
     Other non-core
     real estate assets.........      58          -           58
   Mortgage loans...............     307          -          307
   Real estate partnership......     322          -          322
                                --------   --------     --------
                                 306,649    224,094      530,743
 Interest, rents receivable
   and other assets.............   7,365          -        7,365
 Cash and cash equivalents......     486       (486)           -
                                --------   --------     --------
                                $314,500   $223,608     $538,108
                                ========   ========     ========
Liabilities
Notes payable to banks..........$  8,200        $171,287
$179,487
Mortgage notes payable
  without recourse..............  67,960     37,958      105,918
Accounts payable and other
  liabilities...................  10,692          -       10,692
                                --------   --------     --------
                                  86,852    209,245      296,097
                                --------   --------     --------
Stockholders' Equity
Common stock, $.001 par value,
  70,000,000 shares authorized,
  9,307,988 shares issued in
  1997..........................       9          -            9
Additional paid-in capital...... 199,018     14,363(10)  213,381
Retained earnings...............  28,621          -       28,621
                                --------   --------     --------
                                 227,648     14,363      242,011
                                --------   --------     --------
                                $314,500   $223,608     $538,108
                                ========   ========     ========
                     See accompanying notes


            PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                FOR THE YEAR ENDED DECEMBER 31, 1996
                            (Unaudited)

                                Parkway    Pro Forma     Parkway
                              Historical Adjustments(9)  ProForma
                              ---------- -------------- ---------
                            (In thousands, except per share data)
Revenues
Income from office properties...$18,840    $65,282 (a)  $84,122
Income from other real estate
  properties....................  1,773          -        1,773
Interest on mortgage loans......  1,740     (1,384)(d)      356
Management company income.......    784          -          784
Interest on investments.........    500          -          500
Dividend income.................    118          -          118
Deferred gains and other income.    324          -          324
Gains on real estate held
  for sale and mortgage loans...  9,909          -        9,909
Gain on securities..............    549          -          549
                                -------    -------      -------
                                 34,537     63,898       98,435
                                -------    -------      -------
Expenses
Office properties
  Operating expense.............  8,466     30,612 (a)   39,078
  Interest expense..............  3,526      4,975 (c)    8,501
  Depreciation and amortization.  2,444      9,933 (a)   12,377
  Minority interest.............    (28)         -          (28)
Other real estate properties
  Operating expense.............  1,379          -        1,379
Interest expense
  Notes payable to banks........    281     12,900 (e)   13,181
Notes payable on wrap
    mortgages...................    340       (340)(f)        -
Management company expense......    673          -          673
General and administrative......  2,982          -        2,982
                                -------    -------      -------
                                 20,063     58,080       78,143
                                -------    -------      -------
Income before income taxes...... 14,474      5,818       20,292
Income tax expense..............    103          -          103
                                -------    -------      -------
Net income......................$14,371    $ 5,818      $20,189
                                =======    =======      =======
Basic Net income per share......$  3.92                 $2.21(10)
                                =======                 =======
Basic Weighted average shares
  outstanding...................  3,662                   9,124
                                =======                 =======

                      See accompanying notes.


             PARKWAY PROPERTIES, INC. AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (Unaudited)

                                Parkway    Pro Forma    Parkway
                              Historical Adjustments(9) Pro Forma
                              ---------- -------------- ---------
                             (In thousands, except per share
data)
Revenues
Income from office properties...$29,939    $36,376 (b)   $66,315
Income from other real estate
  properties....................    564          -           564
Interest on mortgage loans......     47          -            47
Management company income.......    398          -           398
Interest on investments.........    363          -           363
Dividend income.................    323          -           323
Deferred gains and other income.    100          -           100
                                -------    -------       -------
                                 31,734     36,376        68,110
                                -------    -------       -------
Expenses
Office properties
  Operating expense............. 12,678     16,206 (b)    28,884
  Interest expense:
    Contractual.................  3,856      2,407 (c)     6,263
    Amortization of loan cost...     68          -            68
  Depreciation and amortization.  3,795      5,630 (b)     9,425
  Minority interest.............     59          -            59
Other real estate properties
  Operating expense.............    361          -           361
Interest expense on bank notes:
  Contractual...................    657      9,675 (e)    10,332
  Amortization of loan costs....    126          -           126
  Interest expense on wrap
    mortgages...................      -          -             -
Management company expense......    260          -           260
General and administrative......  2,540          -         2,540
                                -------    -------       -------
                                 24,400     33,918        58,318
                                -------    -------       -------
Income before gains.............  7,334      2,458         9,792
                                -------    -------       -------
Gain on sales
Gain on real estate held for
  Sale and mortgage loans.......  1,091          -         1,091
                                -------    -------       -------
Net income......................$ 8,425    $ 2,458       $10,883
                                =======    =======       =======
Basic Net income per share......$  1.36                  $  1.14(9)
                                =======                  =======
Basic Weighted average shares
  outstanding...................  6,182                    9,566
                                =======                  =======
                      See accompanying notes.


                    PARKWAY PROPERTIES, INC.

       Notes to Pro Forma Consolidated Financial Statements
                         (Unaudited)

1. On October 1, 1997, the Company purchased Hightower Centre in Atlanta, Georgia for $6,700,000 from an unrelated party.
     Hightower Centre consists of two multi-story buildings containing 78,199 rentable square feet with 332 parking spaces.

2.   On November 7, 1997, the Company purchased First Little Rock
     Plaza in Little Rock, Arkansas for $10,200,000. First Little Rock is a five-story building containing approximately 117,000 square feet.

3.   On November 12, 1997, the Company received funds totaling
     $15,000,000 from the placement of non-recourse mortgage debt on the BB&T office building in Winston-Salem, North Carolina. The loan fully amortizes over a 15-year period at an interest rate of 7.3%.

4.   On November 17, 1997, the Company purchased the Raytheon
     Building in Houston, Texas for $15,980,000, which included the assumption of an existing $7,958,000 first mortgage, from an unrelated party. Raytheon is an eight-story building constructed in 1983 containing approximately 148,000 net rentable square feet with 736 parking spaces with 494 spaces located within a six-story parking garage.

5.   On November 25, 1997, the Company purchased Greenbrier
     Towers in Chesapeake, Virginia for $16,000,000.  Greenbrier
     Towers consist of two six-story buildings containing approximately 173,000 square feet and encompassing approximately
     11.4 acres of Greenbrier Business Park.

6. On December 15, 1997, the Company received funds totaling $15,000,000 from the placement of non-recourse mortgage debt on First Tennessee Plaza in Knoxville, Tennessee. The loan fully amortizes over a 15-year period at an interest rate of 7.17%.

7.   On January 21, 1998, the Company purchased the Veritas
     Technology Center (Veritas) in Houston, Texas for $12,200,000. Veritas is a five-story office building comprising approximately 155,000 square feet located in the Energy Corridor submarket of West Houston.

8. On February 17, 1998, the Company announced the proposed purchase of the 13 building Southeastern Office Portfolio for $163,014,000. The portfolio consist of approximately 1,470,000 square feet in five states and is expected to close on or about February 25, 1998.

9. The pro forma adjustments to the Consolidated Statement of Income for the year ended December 31, 1996 and nine months ended September 30, 1997 set forth the effects of Parkway's purchase of the following buildings as well as the proposed purchase of the Southeastern Office Portfolio as if they had been consummated on January 1, 1996.

          BUILDING                            DATE OF PURCHASE

          Veritas Technology Center               01/21/98
          Greenbrier Towers                       11/25/97
          Raytheon Building                       11/17/97
          First Little Rock Plaza                 11/07/97
          Hightower Centre                        10/01/97
          Morgan Keegan Tower                     09/30/97
          First Tennessee Plaza                   09/18/97
          Fairway Plaza                           08/12/97
          NationsBank Tower                       07/31/97
          Lakewood II                             07/10/97
          Sugar Grove                             05/01/97
          Vestavia Centre                         04/04/97
          Meridian                                03/31/97
          Charlotte Park Executive Center         03/18/97
          Courtyard at Arapaho                    03/06/97
          Ashford II                              01/28/97
          Forum II & III                          01/07/97
          Tensor                                  10/31/96
          BB&T Financial Center                   09/30/96
          Falls Pointe                            08/09/96
          Roswell North                           08/09/96
          Cherokee                                07/09/96
          Courthouse                              07/09/96
          400 Northbelt                           04/15/96
          Woodbranch                              04/15/96
          One Park 10 Plaza                       03/07/96

     In addition to the purchases listed above, the adjustments on the pro forma consolidated statements of income set forth the effect of the May 31, 1996 sale of 157 mortgage loans, the December 24, 1996 sale of the Virginia Beach mortgage loan and the placement of non-recourse mortgage debt on certain properties acquired from 1995 to 1997 or assumed in the purchases as if the transactions occurred January 1, 1996. These pro forma adjustments are detailed below by property for the year ended December 31, 1996 and nine months ended September 30, 1997.

     The effect on income and expenses from real estate properties due to the above purchases are as follows:

     (a)  For the year ended December 31, 1996:

                         Revenue              Expenses
                       -----------   ---------------------------
                       Income From         Real Estate Owned
                       Real Estate     Operating     Depreciation
                       Properties       Expense         Expense
                       -----------   -------------   ------------
     One Park 10      $    299,000   $     160,000    $    25,000
     400 North Belt
      & Woodbranch       1,036,000         551,000         92,000
     Cherokee &
       Courthouse
       Road Bldgs.         917,000         480,000        124,000
     Falls Pointe &
       Roswell North     1,161,000         439,000        191,000
     BB&T Financial
       Center            3,072,000       1,055,000        413,000
     Tensor                810,000         530,000         64,000
     Forum II & III      2,749,000       1,331,000        370,000
     Charlotte Park      2,616,000       1,180,000        333,000
     Ashford II            649,000         441,000         50,000
     Courtyard at
       Arapaho           2,196,000         948,000        340,000
     Meridian              843,000         503,000        236,000
     Vestavia              878,000         394,000        105,000
     Sugar Grove         1,082,000         643,000        174,000
     Lakewood II         1,915,000         839,000        259,000
     NationsBank Tower   4,094,000       1,782,000        464,000
     Fairway Plaza       1,408,000         682,000        151,000
     First Tennessee
       Plaza             5,958,000       3,083,000        675,000
     Morgan Keegan
       Tower             4,633,000       2,093,000        823,000
     Hightower Centre      981,000         430,000        151,000
     Raytheon Building   2,763,000       1,276,000        360,000
     First Little Rock   1,619,000         663,000        230,000
     Greenbrier Towers   1,574,000         884,000        360,000
     Veritas             2,281,000       1,021,000        275,000
     Southeastern Office
       Portfolio        19,748,000       9,204,000      3,668,000
                       -----------     -----------     ----------
                       $65,282,000     $30,612,000     $9,933,000
                       ===========     ===========     ==========

     Depreciation is provided by the straight-line method over the estimated useful lives of the buildings (40 years).

     (b)  For the nine months ended September 30, 1997:

                         Revenue              Expenses
                       -----------   ---------------------------
                       Income From         Real Estate Owned
                       Real Estate    Operating     Depreciation
                       Properties      Expense        Expense
                       -----------   ------------   ------------
     Charlotte Park    $   505,000    $   208,000    $    69,000
     Ashford II             54,000         37,000          4,000
     Courtyard at
       Arapaho             366,000        164,000         58,000
     Meridian              354,000        123,000         59,000
     Vestavia              240,000         91,000         26,000
     Sugar Grove           309,000        165,000         43,000
     Lakewood II           977,000        447,000        129,000
     NationsBank Tower   2,392,000      1,003,000        271,000
     Fairway Plaza         859,000        379,000         94,000
     First Tennessee
       Plaza             4,253,000      2,080,000        477,000
     Morgan Keegan
       Tower             3,327,000      1,665,000        618,000
     Hightower Centre      833,000        333,000        113,000
     Raytheon Building   2,072,000        919,000        270,000
     First Little Rock   1,168,000        465,000        172,000
     Greenbrier Towers   1,565,000        683,000        270,000
     Veritas             1,695,000        613,000        206,000
     Southeastern Office
        Portfolio       15,407,000      6,831,000      2,751,000
                       -----------    -----------    -----------
                       $36,376,000    $16,206,000    $ 5,630,000
                       ===========    ===========    ===========

     Depreciation is provided by the straight-line method over the estimated useful lives of the buildings (40 years).

     (c) Pro forma interest expense on real estate owned reflects the non-recourse debt placed on certain buildings acquired from 1995 to 1997 and debt assumed upon purchase at the actual amounts and rates by property as if placed
          January 1, 1996 and is detailed below.

                                                        Nine
          Property/Placement             Year Ended Months Ended
              Date/Rate          Debt     12/31/96    9/30/97
          ------------------ ----------- ---------- ------------
          IBM Building
            2/96 7.78%       $ 4,800,000 $   41,000  $    -

          Waterstone
            6/96 8.00%         5,620,000    185,000       -

          One Park 10
            7/96 8.35%         4,700,000    196,000       -

          400 North Belt &
            Woodbranch
            7/96 8.25%        10,000,000    412,000       -

          Falls Pointe &
            Roswell North
            12/96 8.375%       9,850,000    766,000       -

          Lakewood II*
            7/97 8.08%         6,910,000    558,000     294,000

          BB&T
            11/97 7.3%        15,000,000  1,095,000     821,000

          Raytheon Building*
            11/97 8.125%       7,958,000    647,000     485,000

          First Tennessee
            Plaza
            12/97 7.17%       15,000,000  1,075,000     807,000
                                         ----------  ----------
                                         $4,975,000  $2,407,000
                                         ==========  ==========

          *Assumed in purchase.

     (d) The January 1, 1996 pro forma effect of the sale of 157 mortgage loans on May 31, 1996 and the December 24, 1996 sale of the Virginia Beach mortgage loan is as follows:

                                           Year Ended
                                            12/31/96
                                          ------------
          Interest Income:
               Mortgage loans             $(1,384,000)

     (e) The pro forma effect of the building purchases, the proposed purchases, the placement of non-recourse debt and the sale of stock on interest expense on notes payable to banks was $12,900,000 for the year ended December 31, 1996 and $9,675,000 for the nine months ended September 30, 1997.

     (f) The pro forma effect of the sale of the Virginia Beach mortgage loan on interest expense on notes payable on wrap mortgages for the year ended December 31, 1996 is a decrease of $340,000

10. The pro forma earnings per share for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect the sale of 2,012,500 shares of common stock under its existing shelf registration on January 22, 1997, the sale of 3,000,000 shares of common stock on September 24, 1997 and the sale of 450,000 shares of common stock on October 6, 1997.

11. No additional income tax expenses were provided because of the Company's net operating loss carryover and status as a REIT.

12. All per share information for the year ended December 31, 1996 has been restated to reflect a 3 for 2 common stock split effected as a dividend of one share for every two shares outstanding on April 30, 1996 as well as the June 14, 1996 private placement of 1,140,000 shares as if both transactions had occurred January 1, 1996.

13. Diluted net income per share for the year ended December 31, 1996 and nine months ended September 30, 1997 were $3.81 and $1.34, respectively, based on diluted weighted average shares outstanding of 3,776,000 and 6,309,000, respectively.

     Pro Forma diluted net income per share for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $2.19 and $1.12, respectively, based on pro forma diluted weighted average shares oustanding of 9,238,000 and 9,693,000, respectively.


                            FORM 8-K

                    PARKWAY PROPERTIES, INC.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  February 18, 1998           PARKWAY PROPERTIES, INC.




                                    BY: /s/Sarah P. Clark
                                         Sarah P. Clark
                                         Senior Vice President,
                                         Chief Financial Officer,
                                         Treasurer and Secretary






                         SALE AGREEMENT

                             BETWEEN

                    BROOKDALE INVESTORS, L.P.

                 a Delaware limited partnership

                           AS SELLER,

                               AND

                      PARKWAY PROPERTIES LP

                 a Delaware limited partnership

                          AS PURCHASER


                    As of January ____, 1998





                        TABLE OF CONTENTS
                                                     Page #
ARTICLE IPURCHASE AND SALE                             1
     Section 1.1    Agreement of Purchase and Sale.    1
     Section 1.2    Property Defined                   2
     Section 1.3    Purchase Price                     2
     Section 1.4    Payment of Purchase Price          2
     Section 1.5    Deposit                            3
     Section 1.6    Indepenent Consideration           3
     Section 1.7    Escrow Agent                       3

ARTICLE IITITLE AND SURVEY                             4
     Section 2.1    Title Inspection Period            4
     Section 2.2    Title Examination                  4
     Section 2.3    Permitted Exceptions               4
     Section 2.4    Conveyance of Title                5

ARTICLE IIIREVIEW OF PROPERTY                          5
     Section 3.1    Right of Inspection.               5
     Section 3.2    Environmental Reports              6
     Section 3.3    Right of Termination               6
     Section 3.4    Review of Tenant Estoppels         7


ARTICLE IVCLOSING   7
     Section 4.1    Time and Place                     7
     Section 4.2    Seller's Obligations at Closing    8
     Section 4.3    Purchaser's Obligations at Closing 10
     Section 4.4    Credits and Prorations             10
     Section 4.5    Transaction Taxes and Closing
                    Costs                              13
     Section 4.6    Conditions Precedent to Obligation
                    of Purchaser                       14
     Section 4.7    Conditions Precedent to Obligation
                    of Seller                          15


ARTICLE VREPRESENTATIONS, WARRANTIES AND COVENANTS     15
     Section 5.1    Representations and Warranties
                    of Seller                          15
     Section 5.2    Knowledge Defined                  17
     Section 5.3    Survival of Seller's
                    Representations and Warranties     17
     Section 5.4    Payment of Claims                  17
     Section 5.5    Covenants  of  Seller              18
     Section 5.6    Additional Audits                  19

     Section 5.7    Representations and Warranties
                    of Purchaser                       19
     Section 5.8    Survival of Purchaser's
                    Representations and Warranties     20

ARTICLE VIDEFAULT   20
     Section 6.1    Default by Purchaser               20
     Section 6.2    Default by Seller                  20
     Section 6.3    Recoverable Damages                21

ARTICLE VIIRISK OF LOSS                                21
     Section 7.1    Minor Damage                       21
     Section 7.2    Major Damage                       21
     Section 7.3    Definition of "Major"
                    Loss or Damage                     21

ARTICLE VIIICOMMISSIONS                                22
     Section 8.1    Brokerage Commissions              22

ARTICLE IXDISCLAIMERS AND WAIVERS                      22
     Section 9.1    No Reliance on Documents           22
     Section 9.2    AS-IS SALE; DISCLAIMERS            23
     Section 9.3    Survival of Disclaimers.           24

ARTICLE XMISCELLANEOUS                                 24
     Section 10.1   Confidentiality                    24
     Section 10.2   Public Disclosure                  24
     Section 10.3   Assignment                         25
     Section 10.4   Notices                            25
     Section 10.5   Modifications                      26
     Section 10.6   Entire Agreement                   26
     Section 10.7   Further Assurances                 26
     Section 10.8   Counterparts                       26
     Section 10.9   Facsimile Signatures.              26
     Section 10.10  Severability                       27
     Section 10.11  Applicable Law.                    27
     Section 10.12  No Third-Party Beneficiary         27
     Section 10.13  Captions                           27
     Section 10.14  Construction                       27
     Section 10.15  Recordation                        27
     Section 10.16  Attorneys' Fees                    27
     Section 10.17  Computation of Time Periods        27


A    DESCRIPTION OF LAND
B    LIST OF PERSONAL PROPERTY
C    LIST OF OPERATING AGREEMENTS
     D    ALLOCATION OF PURCHASE PRICE
E    LIST OF ENVIRONMENTAL REPORTS
F    TENANT ESTOPPEL FORM
G    FORM OF DEED
H    FORM OF BILL OF SALE
I    FORM OF ASSIGNMENT OF LEASES
J    FORM OF ASSIGNMENT OF CONTRACTS
K    FORM OF TENANT NOTICE
L    FORM OF FIRPTA CERTIFICATE
M    LIST OF SPECIFIED LITIGATION
N    LIST OF VIOLATION NOTICES
O    SCHEDULE OF LEASES
P    LEASING AGREEMENTS AND COMMISSION AGREEMENTS
P-1  TENANT INDUCEMENT COSTS AND COMMISSIONS ATTRIBUTED TO SELLER
Q    TENANT DEFAULTS
R    PROMISSORY NOTE






                          SALE AGREEMENT

           THIS SALE AGREEMENT (this "Agreement") is made as of _____________ 199_ the "Effective Date"), by and between BROOKDALE INVESTORS, L.P., a Delaware limited partnership ("Seller" ), and PARKWAY PROPERTIES LP, a Delaware limited partnership ("Purchaser").


                      W I T N E S S E T H:

                          I.   ARTICLE

                        PURCHASE AND SALE

A.         Section   Agreement of Purchase and Sale.  Subject  to
the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

1. those certain parcels of land situated in Henrico County, Virginia, Knox County, Tennessee, Ft. Bend County, Texas, City of Virginia Beach , Virginia, Harris County, Texas, Dallas County, Texas, Loudoun County, Virginia, Greenville County, South Carolina, Broward County, Florida, and Chesterfield County, Virginia, more particularly described in Exhibits A-1 through A-12, attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys, easements or rights-of-way including particularly, that certain tract adjacent to the Commerce Green Improvements consisting of approximately 4.985 acres (the "Commerce Green Unimproved Land") and that certain tract adjacent to the Hillsborough Improvements consisting of approximately 2.78 acres (the "Hillsborough Unimproved Land") (the "Commerce Green Unimproved Land" and "Hillsborough Unimproved Land" being herein collectively referred to as the "Unimproved Land") (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land")

1. the buildings, structures, fixtures, support systems, surface parking lots, parking streets and garages and other improvements affixed to or located on the Land, excluding fixtures owned by tenants (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

1. any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, art work, planters, canopies, carpeting, draperies and curtains, tools and supplies, inventories, equipment and other items of personal property owned by Seller (excluding cash and any software), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B-1 through B-12 attached hereto (the property described in clause (c) of this section 1.1 being herein referred to collectively as the "Personal Property");

1. any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the Land and Improvements, to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in clause
(d) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents and other sums due thereunder (collectively, the "Rents") and any and all security deposits relating to the leases (collectively, the "Security Deposits"); and

1. any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C-1 through C-12 attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property and (iv) the non-exclusive right to the identifying name, if any, of each of the Improvements (the property described in clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles")

A. Section Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property." The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property." Any particular portion of the Property comprising a separate office project is referred to generically as a "Project" and any such Project's component may sometimes be referred to herein by its identifying description on each of Exhibit A-1 through A-12, B-1 through B-12 or C-1 through C-12, e.g. the "Sugar Creek Project" or the "Belvedere Leases".

A. Section Purchase Price. Seller agrees to sell and Purchaser agrees to purchase the Property for the amount of ONE HUNDRED SIXTY FIVE MILLION DOLLARS ($165,000,000.00) (the "Purchase Price"). The Purchase Price is allocated to each Project comprising the Property in the manner set forth on Exhibit D attached hereto and made a part hereof.

A. Section Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing as follows:
(i) $163,300,000 shall be payable in cash by wire transfer of immediately available funds to a bank account designated by Seller in writing to Purchaser prior to the Closing with value to be received in such account no later than 2:00 p.m. Atlanta, Georgia time and (ii) $1,700,000 (allocable to the Unimproved
Land) shall be payable by the execution and delivery by Purchaser to Seller of a promissory note (the "Promissory Note") in the form attached hereto as Exhibit R.

A. Section Deposit. On the next business day after the execution and delivery of this Agreement, Purchaser shall deposit with Chicago Title Insurance Co. (the "Escrow Agent"), having its office at Attention: ____________________________ the sum of One
Hundred Thousand Dollars ($100,000) (the "Deposit"), in good funds, by federal wire transfer. In addition, on or before February 8, 1998, unless Purchaser shall have earlier terminated this Agreement pursuant to Section 3.3 hereof, Purchaser shall deposit with Escrow Agent the further sum of Two Million Four Hundred Thousand Dollars ($2,400,000) by federal wire transfer, which shall be treated as part of the Deposit for all purposes hereunder. The Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser until disbursement, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit shall be distributed in accordance with the terms of this Agreement and any and all interest accrued against the Deposit shall be disbursed to the payee of the Deposit. The failure of Purchaser to timely deliver either installment of the Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

A. Section Independent Consideration. Seller and Purchaser acknowledge and agree that One Thousand Dollars ($1,000) of the Deposit shall be paid to Seller if this Agreement is terminated for any reason (the "Independent Contract Consideration"), in addition to any other rights Seller may have hereunder. Moreover, Seller and Purchaser acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Seller's execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall be applied to the Purchase Price.

A.        Section   Escrow Agent.

           Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not be required to disburse the Deposit and may, at its option, continue to hold the Deposit, until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit in accordance with the laws of the State of Georgia.

           Escrow Agent shall not be responsible for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

           Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and
1.6 hereof.


                          I.   ARTICLE

                        TITLE AND SURVEY

A. Section Title Inspection Period. During the Inspection Period, Purchaser shall have the right to review (a) a current preliminary title report or title insurance commitment (the "Title Commitment") on the Real Property, accompanied by copies of all documents referred to in the report, which has been furnished to Purchaser by Seller at or prior to the Effective Date; and (b) the most recent survey of the Real Property prepared by a licensed surveyor or engineer hired by Seller. Purchaser may elect to update or obtain a substitute or different title insurance commitment for the Title Commitment (or any portion thereof) and/or update or obtain a substitute survey for the surveys furnished by Seller (or any portion thereof).

A. Section Title Examination. Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Inspection Period, Purchaser shall be deemed to have approved all title matters, other than undisputed monetary liens, mortgages or deeds of trust. Seller agrees to pay in full all amounts owing under any mortgage, deed of trust or other undisputed monetary lien identified in the Title Commitment at Closing from the proceeds of sale of the Property, but Seller shall not be obligated to cure or remove any other exceptions to title.
B. Section Permitted Exceptions. Subject to Purchaser's right to accept or reject title to the Property under Sections
2.1 and 2.2 above, the Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

1. those matters identified in the Title Commitment furnished to Purchaser by Seller pursuant to Section 2.1 hereof (other than standard permitted exceptions shown in each Schedule B thereto); provided, however, Seller will pay in full at or prior to Closing all indebtedness secured by any mortgage, deed of trust or other similar security instrument identified in such title report or title insurance commitment;

1. those matters that either are not objected to in writing within the time periods provided in Section 2.2 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

1.             the rights of tenants under the Leases;

1. the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

1. local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

1. items shown on the surveys and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof.

A. Section Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deeds (as defined in Section 4.2(a) hereof) . Evidence of delivery of such title shall be the issuance by Chicago Title Insurance Co. (the "Title Company"), of an Owner's Policy of Title Insurance (the "Title Policy") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.


                          I.   ARTICLE

                       REVIEW OF PROPERTY

A. Section Right of Inspection. During the period beginning upon the Effective Date and ending at 3:00 pm. Jackson, Mississippi time on February 16, 1998 (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at each Project or at Seller's headquarters in Atlanta, Georgia documents and files concerning the leasing, maintenance, operation and financial performance of the Property, including without limitation, copies of Seller's environmental reports with respect to each Project, but excluding Seller's partnership and company records, internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents") and to interview tenants of each Project and to conduct such non-invasive physical engineering and other studies and tests on or of each of the Projects as Purchaser deems appropriate in its sole discretion.

           Purchaser understands and agrees that any on-site inspections of the Property shall occur during normal business hours after reasonable prior notice to Seller (which notice may be telephonic) and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or its tenants or with the management of each Project by its respective property manager. Seller reserves the right to have a representative present during any such inspections and tenant interviews. If Purchaser desires to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any reasonable terms and conditions imposed by Seller, including without limitation the prompt restoration of the Property to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

A. Section Environmental Reports. PURCHASER ACKNOWLEDGES THAT (1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT E ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT. PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

A. Section Right of Termination. If for any reason whatsoever Purchaser determines that the Property, any Project or any aspect thereof, is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to other provisions of this Agreement), the Deposit shall be returned to Purchaser (less the Independent Contract Consideration to be retained by Seller) and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have elected to proceed with the purchase of the Property pursuant to the terms hereof. Further, Purchaser's Deposit shall be non-refundable following the expiration of the Inspection Period, except to the extent expressly provided otherwise in this Agreement. Purchaser acknowledges that Purchaser's right of termination under this
Section 3.3 relates to the entire Property and Purchaser may not terminate this Agreement as to any individual Project(s) while electing to proceed with the acquisition of other Projects within the Property.

A. Section Review of Tenant Estoppels. Within six (6) business days following the Effective Date, Seller shall deliver to Purchaser the completed forms of estoppel certificate for ninety percent (90%) of the tenants of the Property in substantially the form of Exhibit F attached hereto (the "Tenant Estoppels"). Seller shall send the remainder of such completed Tenant Estoppels as soon as they are available but in no event later than nine (9) business days following the Effective Date. Purchaser shall have five (5) business days in which to correct any errors in such forms based upon the Leases and any such forms not corrected or otherwise modified with the approval of Seller within such five (5) business day period shall be deemed complete and approved by Purchaser. Within three (3) business days following Purchaser's approval (or deemed approval) of the Tenant Estoppels, Seller shall submit the approved forms of Tenant Estoppels to the applicable tenants and request that the tenants complete and sign the Tenant Estoppels and return them to Seller. Seller shall deliver copies of the completed Tenant Estoppels to Purchaser as Seller receives them. Purchaser shall notify Seller within three (3) days of receipt of any Tenant Estoppel in the event Purchaser determines such Tenant Estoppel is not acceptable to Purchaser along with the reasons for such determination; provided that each such Tenant Estoppel shall be deemed satisfactory if executed by a tenant in the form submitted. In the event Purchaser fails to give such notice within such three
(3) day period then any such Tenant Estoppel shall be deemed to be acceptable to Purchaser. Seller will make diligent efforts to obtain all of the Tenant Estoppels from tenants, however, in the event that Seller fails to obtain the Tenant Estoppels with respect to eighty percent (80%) of the leased space within each Project that are satisfactory or deemed satisfactory to Purchaser on or before the expiration of the Inspection Period, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be returned to Purchaser (less the Independent Contract Consideration to be retained by Seller), and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Tenant Estoppels.


                          I.   ARTICLE

                             CLOSING

A. Section Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of King & Spalding, Atlanta, Georgia on February 19, 1998, or such earlier date as the parties shall mutually agree. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section
4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deeds shall not be recorded until Seller receives confirmation that the Escrow Agent has authority to transfer the full amount of the Purchase Price, adjusted by prorations as set forth herein to Seller upon receipt of Seller's instruction to record the Deeds. The Closing shall be consummated through an escrow administered by Escrow Agent and the Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

A.         Section    Seller's   Obligations   at   Closing.   At
Closing, Seller shall:

1. deliver to Purchaser a duly executed limited or special warranty deed, depending upon the practice in each state in which a Project is located (the "Deeds") in the form attached hereto as Exhibit G, conveying the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in each Deed will be only as to claims made by, through or under Seller and not otherwise;

1. deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property without warranty of title or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H except for a special warranty of title to those items specifically listed on Exhibits B-1 - B-12 attached hereto;

1. assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, only to the extent provided in Section 4.4(b)(iii) hereof, by duly executed assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as Exhibit "I" pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising during Seller's ownership of the Property prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent paid, credited or assigned to Purchaser;

1. to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements which have not been terminated as of the Closing Date and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

1. join with Purchaser to execute a notice (the "Tenant Notice") in the form attached hereto as Exhibit K) which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the notice;

1. In the event that any representation or warranty of Seller set forth in Section 5.1 hereof needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs,
Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

1.              deliver to Purchaser such evidence as  the  Title
Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

1. deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal
Foreign Investment in Real Property Tax Act of 1980;

1. make available to Purchaser for pick-up the Leases and the Operating Agreements, together with such leasing and property files and records located in Atlanta, Georgia or the property manager's office at each Project which relate to the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents;

1. deliver such affidavits as may be customarily and reasonably required by the Title Company for each state in which any Project is located, in order to issue its Title Policy as to such Project, in a form reasonably acceptable to Seller;

1. deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

1.             execute a closing statement acceptable to Seller;

1. terminate all Operating Agreements, including Leasing Agreements (as defined in Section 5.1(h) herein) and property management agreements, except those which may only be terminated upon more than thirty (30) days advance written notice; and

1. deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

A.         Section    Purchaser's  Obligations  at  Closing.   At
Closing, Purchaser shall:

1. pay to Seller the full amount of the Purchase Price (which amount shall include the Deposit, with all accrued interest thereon), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

1. join Seller in execution of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

1. In the event that any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

1.              deliver  to  Seller such evidence  as  the  Title
Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

1. deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

1.               execute   a  closing  statement  acceptable   to
Purchaser;

1. execute and deliver the Promissory Note, together with evidence of the legal power and authority of Purchaser and the signatories thereto, to execute and deliver same; and

1. deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.


A.
          Section   Credits and Prorations.

1. All income and expenses of the Property shall be apportioned as of 11:59 p.m., on the day prior to the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Such prorated items shall include without limitation the following:

a)             all Rents, if any;

a) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property;

a) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility;

a)              all  amounts payable under Operating  Agreements;
and

a) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which each Project is located.

1.              Notwithstanding  anything  contained  in  Section
4.4(a) hereof:

a) At Closing, (A) Seller shall credit to the account of Purchaser the amount of all Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and (B) Seller shall be entitled to receive and retain such refundable cash and deposits;

a) Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing for any Project have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year for any Project differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of
Section 4.4(d) hereof;

a) From and after Closing, Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases, signed by Seller and approved by Purchaser from and after the Effective Date; (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, signed or entered into from and after the date of Closing, including, without limitation, any such commissions arising out of continuing obligations under the Leasing Agreements (notwithstanding the termination thereof) set forth on Exhibit "P"; and (C) except for (X) the items set forth on Exhibit P-1 attached hereto and (Y) any other Tenant
Inducement Costs or leasing commissions which are due and payable, but not yet paid, as of the Effective Date as a result of any existing Lease or amendment, renewal or expansion thereof which is fully executed as of the Effective Date and which such Tenant Inducement Costs or leasing commissions are identified in writing by Purchaser to Seller during the Inspection Period, for which items described in clauses (X) and (Y) Seller shall be responsible (either by Seller's satisfaction thereof prior to Closing or by a credit to Purchaser at Closing), all Tenant Inducement Costs and leasing commissions which become due and payable after Closing, if any, for all existing Leases. For avoidance of doubt, Seller shall have no obligation for any such costs attributable to the refurbishment allowance owed pursuant to the DHL Lease at the One Comerce Green Project or the refurbish allowance owed pursuant to the Comerica Bank Lease at the One Sugar Creek Project. Seller may add to the items described on but not delete from Exhibit P-1 during the five (5) business day period following the Effective Date. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buy out costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing.

a) Unpaid and delinquent Rent collected by Seller and Purchaser after the date of Closing shall be delivered as follows: (a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to any period after the date of Closing, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to and including the date of Closing. Seller and Purchaser agree that all Rent received by Seller or Purchaser from the date of Closing shall be applied first to current Rent and then to delinquent Rent, if any, in the inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all Rents in the usual course of Purchaser' s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant. In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

1. Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration sixty (60) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final.

1. Subject to the final sentence of Section 4.4(c) hereof, the provisions of this Section 4.4 shall survive Closing.

A.        Section   Transaction Taxes and Closing Costs.

1. Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

1. Seller shall pay the lesser of one-half of the actual premium or $202,000.00 (in the aggregate) for the Title
Policy to be issued to Purchaser (but not including any extra costs for special endorsements other than for deletion of the survey exceptions in Texas and Florida), one-half the cost of all recording fees and transfer and documentary stamp taxes assessed against the Deeds to the Property and the fees of any counsel representing Seller in connection with this transaction and any fees payable to Eastdil Realty Company, LLC ("Broker");

1. Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction.
Purchaser shall also pay the following costs and expenses:

a) the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

a) the fee for the title examination and the Title Commitment and the premium for the Title Policy to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto in excess of those amounts for which Seller has agreed to be responsible;

a)             the cost of any updated survey;

a) one-half of any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; and

a)             one-half of the fees for recording the Deeds.

1.               All   costs  and  expenses  incident   to   this
transaction   and  the  closing  thereof,  and  not  specifically
described above, shall be paid by the party incurring same; and

1. The provisions of this Section 4.5 shall survive the Closing.

A. Section Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

1. Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

1. All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

1. Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

A.        Section   Conditions Precedent to Obligation of Seller.
The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

1. Escrow Agent shall have received the Purchase Price as adjusted as provided herein with unconditional instructions to disburse same in accordance with the agreed-upon settlement statement simultaneously with Seller's authorization to release its Deeds for recordation, all pursuant to and payable in the manner provided for in this Agreement;

1. Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

1. All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

1. Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.


                          I.   ARTICLE

            REPRESENTATIONS, WARRANTIES AND COVENANTS

A.         Section    Representations and Warranties  of  Seller.
Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

1. Organization and Authority. Seller has been duly organized and is validly existing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

1. Pending Actions. To Seller's knowledge, except as set forth on Exhibit M, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement or have a material adverse effect on any Project.

1. Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, and Seller has delivered to Purchaser a true, correct and complete copy of each Operating Agreement. Except those Operating Agreements that require more than thirty (30) days written notice to terminate, all of such agreements, including all property management agreements and Leasing Agreements, shall be terminated by Seller as of Closing, and as to those Operating Agreements which terminate upon more than thirty (30) days written notice, Seller agrees to give such notice (contingent upon the occurrence of Closing) at least thirty (30) days prior to Closing.

1. Condemnation. To Seller's knowledge, except as set forth on Exhibit M, Seller has received no written notice of any condemnation proceedings relating to any Project.

1. Litigation. To Seller's knowledge, except as set forth on Exhibit M attached hereto, and except tenant eviction proceedings, tenant bankruptcies, proceedings for the collection of delinquent rentals from tenants and proceedings related to claims for personal injury or damage to property due to events occurring at the Property, Seller has not received written notice of any litigation which has been filed against Seller that arises out of the ownership of any of the Projects or would materially affect any of the Projects or use thereof, or Seller's ability to perform hereunder;

1. Violations. To Seller's knowledge, except as set forth on Exhibit N attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of any Project which would materially adversely affect any Project or use thereof;

1. Leases. The description of the Leases attached hereto as Exhibit O is accurate in all material respects, and lists all of the leases currently affecting the Property and Seller has delivered to Purchaser a true, correct and complete copy of all the Leases. Except as identified on Exhibit Q, to Seller's knowledge, no tenant is delinquent in the payment of rent for more than thirty (30) days nor has Seller delivered written notice of any other default which remains uncured; and

          (h) Leasing Agreements and Commission Agreements. To Seller's knowledge, Exhibit P attached hereto includes (i) all agreements entered into by Seller with leasing agents for the purpose of leasing any Project (collectively, the "Leasing Agreements") and (ii) all agreements entered into by Seller or any predecessor in title to Seller with leasing brokers for the payment of leasing commissions with respect to any existing Lease (collectively, the "Commission Agreements"). Seller has delivered or will deliver within five (5) business days after the Effective Date true and correct copies of all Leasing Agreements and Commission Agreements listed on Exhibit P to Purchaser. Purchaser and Seller acknowledge that Seller shall have five (5) business days following the Effective Date to add to but not delete from Exhibit P to this Agreement. Seller will terminate all Leasing Agreements at Closing, however, Purchaser shall pay any commissions which are payable under the Leasing Agreements (notwithstanding the termination thereof) with respect to any lease signed by Purchaser after the Closing.
A. Section Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Representatives (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Representatives" shall refer to C.L. Davidson, III, Fred H. Henritze, Seabie W Hickson, III and David
M. Hendrickson. Purchaser agrees that none of the Designated Representatives shall have any personal liability hereunder by reason of their designation as Designated Representatives.

A. Section Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of two hundred seventy (270) days. No claim asserted after Closing for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand Dollars ($25,000), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said two hundred seventy (270) day period and an action shall have been commenced by Purchaser against Seller within three hundred sixty-five (365) days of Closing. As used herein, the term "Cap" shall mean the total aggregate amount of Three Million and No/100 Dollars ($3,000,000); except there shall be no Cap applicable to any recovery from Seller as a result of the fraudulent acts of Seller.

A.        Section   Payment of Claims.   To ensure that Seller is
able  to  pay  any  Valid  Claim (as hereinafter  defined)  under
Section 5.3 above, Seller shall implement, at Seller's option, one of the following options at Closing:

1. Seller shall obtain an amendment to its partnership agreement from all of the current partners of Seller substantially to the effect that: (i) at the request of Brookdale Partners, LLC, the general partner of Seller ("GP"), all of the partners of Seller shall be unconditionally obligated to contribute additional capital to Seller in proportion to the amount of the net sales proceeds received by each partner from the sale of Property in the event Purchaser asserts a Valid Claim under Section 5.3 above; and (ii) all of the partners shall consent to a collateral assignment by GP to Purchaser of the right to call for such additional capital which right may be exercised by Purchaser under such collateral assignment if a Valid Claim is not paid within thirty (30) days (the "Collateral Assignment"). At Closing, GP shall execute and deliver to Purchaser the Collateral Assignment in a form reasonably satisfactory to Purchaser and Seller. The Collateral Assignment and the obligation of the partners to contribute additional capital shall terminate on the Termination Date (as defined below); or

1.              At  Closing,  Seller shall  establish  a  reserve
account  (the  "Reserve  Account")  in  the  initial  amount   of
$1,300,000.00 to be owned and maintained by Seller. The Reserve Account shall be maintained by Seller until the "Termination
Date" which, for purposes herein, means the earlier of: (i) expiration of the 270-day period following Closing without the assertion of a written claim by Purchaser of a breach of a representation or warranty by Seller; (ii) after the timely assertion of such a claim by Purchaser, the expiration of the 365-day period following Closing without the filing of an action by Purchaser in a court of competent jurisdiction; or (iii) final resolution of any claim timely asserted under Section 5.3 and the
payment  of  all  Valid Claims.   In addition,  upon  Purchaser's
payment of the Promissory Note, all of the proceeds (less any Profits as defined in the Promissory Note) of the Promissory Note shall also be deposited in the Reserve Account. Seller shall be entitled to pay all Valid Claims from the Reserve Account and in its sole judgement, any other claims properly asserted by Purchaser under Section 5.3. Seller shall not expend any funds from the Reserve Account except as provided above.

           For purposes of this Section 5.4, the term "Valid Claim" means any final judgement entered against Seller by a court of competent jurisdiction holding that a breach of Seller's representations and warranties under Section 5.3 above has occurred and stating damages at a sum certain; provided that Seller shall have no liability to pay any amount, including Valid Claims, for breach of Seller's representations and warranties under Section 5.3 above in an aggregate amount in excess of the Cap.

A.          Section    Covenants   of   Seller.   Seller   hereby
covenants with Purchaser as follows:

1. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof including, without limitation, the continuation of ongoing leasing and marketing activities at each Project;

1. Except as provided hereinbelow, a copy of any amendment, renewal or expansion of an existing Lease or of any new Lease which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. For any such amendment, renewal or expansion of an existing Lease or for any new Lease which Seller proposes to execute after the Effective Date, Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event Purchaser informs Seller within such five (5) business day period that Purchaser does not approve the amendment, renewal or expansion of the existing Lease or the new Lease, which approval shall not be unreasonably withheld, Seller shall not execute such disapproved instrument. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five
(5) business day period set forth above, Purchaser shall be deemed to have approved such new Lease, amendment, renewal or expansion. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable legal fees, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease executed by Seller after the Effective Date and approved (or deemed approved) by Purchaser.

A. Section Additional Audits. Purchaser shall have, in addition to any inspection or audit rights contained elsewhere in this Agreement, the right to conduct a full audit of the books and records of Seller relating to the operations and financial results of each Project (excluding any Confidential Documents), in such form and at such time, including up to 270 days after Closing as Purchaser may reasonably determine is necessary to comply with applicable securities laws requirements, including, without limitation, Regulation 210-3-14 promulgated under the Securities Exchange Act of 1934, as amended. All costs incurred as a result of Purchaser undertaking such audit, including any costs incurred by Seller in complying with its obligation hereunder, shall be borne exclusively by Purchaser; provided, however, Seller shall make available such books, records and materials as may be reasonably requested by Purchaser or its accountants in order to conduct such audit (excluding any Confidential Documents). All such audit activities shall be conducted at Seller's or its agent's place of business in a commercially reasonable fashion during normal business hours and upon ten (10) days prior notice from Purchaser to Seller. The terms and provisions of this Section 5.6 shall survive the Closing.

A.         Section   Representations and Warranties of Purchaser.
Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

1. Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the State of Delaware. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so;

1. Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

1. ERISA. As of the Closing, (1) Purchaser will not be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to title I of ERISA, nor a plan as defined in Section 4975(e) (1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively a "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510 .3-
101. As of the Closing, if Purchaser is a "governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or
local   statutes   regulating  investments   of   and   fiduciary
obligations  with  respect  to governmental  plans.   As  of  the
Closing, Purchaser will be acting on its own behalf and not on account of or for the benefit of any Plan. Purchaser has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA. Purchaser shall not assign its interest under this contract of sale to any entity, person, or Plan which will cause a violation of ERISA.

A. Section Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of two hundred seventy (270) days. Purchaser shall have no liability to Seller for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said 270-day period and an action shall have been commenced by Seller against Purchaser within three hundred sixty five (365) days of Closing.


                          II.  ARTICLE

                             DEFAULT

A. Section Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof.

A. Section Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, and Purchaser is not in default under this Agreement, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit plus payment by Seller of Purchaser's actual, third-party out-of-pocket costs and expenses in connection with this transaction not to exceed One Hundred Thousand Dollars ($100,000), which return and payment shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey title to the Property to Purchaser in accordance with Section 2.3 of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit plus payment of its out-of-pocket expenses as provided above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred. If Purchaser elects to seek specific performance hereunder, Seller agrees that any final judgment obtained by Purchaser from a court of competent jurisdiction in the State of Georgia may be domesticated in each state in which any Project is located for the purpose of enforcing such judgment therein.

A. Section Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.


                          I.   ARTICLE

                          RISK OF LOSS

A. Section Minor Damage. In the event of loss or damage to or any condemnation of any Project, or any portion thereof, which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question and the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to each Project shall pass to Purchaser.

A. Section Major Damage. In the event of a "Major" loss or damage, Purchaser may terminate this Agreement as to the affected Project only by written notice to the other party, in which event the Purchase Price shall be reduced by the amount thereof allocated to such Project as shown on Exhibit D. If Purchaser does not elect to terminate this Agreement as to the affected Project within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss or damage (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with
Section 7.3 hereof ), then Purchaser shall be deemed to have elected to proceed with the purchase and sale of such affected Project, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the affected Project and the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with
Section 7.3 hereof.

A. Section Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "Major" loss or damage refers to the following: (a) loss or damage to any Project hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than seven percent (7%) of the value of such Project as set forth on Exhibit "D" attached hereto, and (b) any loss due to a condemnation which permanently and materially impairs the current use of the Project. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.


                          I.   ARTICLE

                           COMMISSIONS

A. Section Brokerage Commissions. Seller acknowledges that Broker has been engaged by Seller to assist with this transaction and Seller shall be fully responsible for any compensation owed Broker in connection with this transaction. Each of Purchaser and Seller represent and warrant to the other that it has not dealt with any broker or agent in the negotiation of this transaction other than Broker. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.


                          I.   ARTICLE

                     DISCLAIMERS AND WAIVERS

A. Section NO RELIANCE ON DOCUMENTS. EXCEPT AS EXPRESSLY STATED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER OR ITS BROKERS OR AGENTS TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. PURCHASER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO PURCHASER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY PURCHASER SHALL BE AT THE SOLE RISK OF PURCHASER, EXCEPT AS OTHERWISE
EXPRESSLY STATED HEREIN. NEITHER SELLER, NOR ANY AFFILIATE OF SELLER, NOR THE PERSON OR ENTITY WHICH PREPARED ANY REPORT OR REPORTS DELIVERED BY SELLER TO PURCHASER SHALL HAVE ANY LIABILITY TO PURCHASER FOR ANY INACCURACY IN OR OMISSION FROM ANY SUCH REPORTS.

A. Section AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO A PARTICULAR PURPOSE.

           PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY OTHER DOCUMENT EXECUTED BY SELLER AND DELIVERED TO PURCHASER AT CLOSING. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR
INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS."

           PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND EXCEPT WITH RESPECT TO MATTERS WHICH BY THE EXPRESS TERMS OF THIS AGREEMENT SURVIVE CLOSING AND EXCEPT FOR ANY CLAIMS ARISING OUT OF THE FRAUDULENT ACTIONS OF SELLER, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OR ANY APPLICABLE LAWS AND ANY AND ALL OTHER FACTS, OMISSIONS, EVENTS CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

A.         Section   SURVIVAL OF DISCLAIMERS.  THE PROVISIONS  OF
THIS  ARTICLE IX SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS
AGREEMENT.


                          I.   ARTICLE

                          MISCELLANEOUS

A. Section Confidentiality. Except as required by law, Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, lenders, consultants, accountants and attorneys of Purchaser provided that such persons agree in writing to treat such data and information confidentially. Notwithstanding the foregoing, Purchaser shall have no obligation to maintain the confidentiality of any information which is available to the public or which has been obtained from sources not subject to the provisions hereof. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive any termination of this Agreement.

A.         Section    Public Disclosure.  Except as  required  by
law, prior to the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved by Purchaser and Seller. The provisions of this Section 10.2 shall survive any termination of this Agreement.

A.         Section    Assignment.  Subject to the  provisions  of
this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Except with respect to an assignment to a wholly-owned subsidiary, Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least five (5) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance satisfactory to Seller, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or
otherwise  cause  a "prohibited transaction"  under  ERISA.   Any
transfer,  directly  or  indirectly, of  any  stock,  partnership
interest   or   other  ownership  interest  in  Purchaser   shall
constitute an assignment of this Agreement. The provisions of this Section 10.3 shall survive the Closing or any termination of this Agreement.

A. Section Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a),
(b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:       Brookdale Investors, L.P.
                    3343 Peachtree Road, N.E.
                    Suite 510
                    Atlanta, GA 30326
                    Attention: C.L. Davidson, III and
                               Seabie W Hickson, III
                    Telephone No.  404/364-8080
                    Telecopy No.    404/364-8099

with a copy to:     King & Spalding
                    191 Peachtree Street, N.E.
                    Atlanta, GA 30303-1763
                    Attention: Scott J. Arnold
                    Telephone No.: 404/572-4908
                    Telecopy No.: 404/572-5148

If to Purchaser:    Parkway Properties, L.P.
                    Suite 1000, One Jackson Place
                    188 E. Capitol Street
                    Jackson, Mississippi 39201
                    Attention:  Steven G. Rogers
                                and  James  M. Ingram
                    Telephone No.: 601/948-4091
                    Telecopy No. : 601/949-4077

with a copy to:     Forman Perry Watkins Krutz & Tardy, PLLC
                    1200 One Jackson Place
                    188 E. Capitol Street
                    Jackson, Mississippi   39201
                    Attention: Steven M. Hendrix
                    Telephone No.: 601/960-8600
                    Telecopy No.: 601/960-8609

A. Section Modifications. This Agreement cannot be changed orally, and no executory Agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory Agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought

A. Section Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire Agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

A. Section Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

A. Section Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same Agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

A. Section Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

A. Section Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

A. Section Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

A. Section No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

A.         Section   Captions.  The section headings appearing in
this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

A. Section Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

A. Section Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 10.15 shall survive the Closing or any termination of this Agreement.

A. Section Attorneys' Fees. If either party commences legal proceedings for any relief against the other party arising out of this Agreement or any documents, agreements, exhibits or certificates contemplated hereby, the losing party shall pay the prevailing party's reasonable attorney's fees upon final settlement, judgment or appeal thereof.

A. Section Computation of Time Periods. All periods of time referred to in this Agreement shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, provided that if the date or last date to perform any act or give any notice or approval shall fall on a Saturday, Sunday or national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or national holiday.


             [Signatures commence on following page]




           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                    SELLER:

                    BROOKDALE INVESTORS, L.P.
                    a Delaware limited partnership, by its
                    sole general partner

                    By: Brookdale Partners, LLC

                    By:   ____________________________
                    Name:   C.L. Davidson, III
                    Title:     Manager

                    PURCHASER:

                    PARKWAY PROPERTIES, LP,
                    a Delaware limited partnership

                               By:   Parkway  Properties  General
                    Partners,  Inc., a Delaware corporation,  its
                    sole general partner

                         By:  _____________________________
                         Name:   __________________________
                         Title:   _________________________

                         By:  _____________________________
                         Name:   __________________________
                         Title:   _________________________

                [Signatures continue on next page]


        Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and 1.7 hereof.

                    ESCROW AGENT:

                    ________________________________
                    a ______________________________


                    By: ____________________________
                    Name: __________________________
                    Title: _________________________


                        EXHIBIT A-1/A-12

                       DESCRIPTION OF LAND





                        EXHIBIT B-1/B-12

                    LIST OF PERSONAL PROPERTY



                        EXHIBIT C-1/C-12

                  LIST OF OPERATING AGREEMENTS

VENDOR         AGREEMENT      PURPOSE        TERM    CANCELLATION
NAME           DATE                                  CLAUSE




                            EXHIBIT D

                  ALLOCATION OF PURCHASE PRICE

                            EXHIBIT E

                  LIST OF ENVIRONMENTAL REPORTS
[e.g.   Phase I Environmental Report dated ____ prepared  by  XYZ
Consultants]



                            EXHIBIT F

                      TENANT ESTOPPEL FORM



Parkway Properties LP
Suite 1000, One Jackson Place
188 East Capitol Street
Jackson, Mississippi   39201

     RE: ________________________

Gentlemen:

      The  undersigned  as  Tenant hereby  certifies  to  Parkway
Properties LP and its successors or assigns ("Purchaser") and any applicable lender of Purchaser that:

          (a)   It  is  a  Tenant of a portion of  the  captioned
          property  under  a  certain  lease  (the  "Lease")   as
          follows:

          Landlord: ______________________

          Tenant: ________________________

          Lease Dated: ____________________

          Amendment(s) Dated (if any): __________________

          Current Annual Base Rent: _____________________

             Current    CAM   or   Operating   Expense   Charges:
______________

          Square Footage: ____________________

          Original term (or current option period, if applicable) expires: ___________

           Security  Deposit  and/or Lease Deposit  (if  any):  $
______________

           Outstanding Tenant Improvement Allowance (if  any):  $
____________

            Outstanding   Leasing   Commissions   (if   any):   $
________________

          (b)  All rentals payable under the Lease have been paid
          through     _______,    19__;    and     except     for
          _________________, no rent has been paid more than one month in advance of its due date.

          (c) That attached hereto as Exhibit A is a true and complete copy of the Lease and all amendments thereto.

          (d) The Lease sets forth the entire agreement between the Landlord and Tenant, is in full force and effect in accordance with its terms and has not, in any way, been amended or modified in any manner.

          (e) Tenant has unconditionally accepted and occupied the leased premises, is paying rent under the Lease without claim or right of set-off, or claim of any default by the Landlord, and is now conducting business on the premises.

          (f) To Tenant's knowledge there exists no default by either party to the Lease, or other grounds for ceasing or reducing the payment of rental, or for cancellation or termination of the Lease in any manner.

          (g) All requirements of the Lease have been complied with and no charges, set-offs or other credits exist against the rentals.

          (h) Tenant has no outstanding options to purchase or right of first refusal to purchase the leased premises nor any part of the real property of which the leased premises are a part.

          (i) Tenant has not assigned, pledged, mortgaged, sublet, encumbered or otherwise transferred any of its interest under the Lease.

      Tenant understands that Purchaser is relying on the above representations in connection with the purchase of the above-referenced building and does hereby warrant and affirm to and for the benefit of Purchaser, its successors and assigns, and any lender thereof, that each of the foregoing representations is true, correct and complete as of the date hereof.

                              ___________________________

Date: ___________________     By: _______________________
                              Name: _____________________
                              Title: ____________________



                            EXHIBIT G


                          FORM OF DEED

[a deed form is not included as it is a State specific document. The deed will be a limited or special warranty type deed in which the Project will be conveyed subject to the Permitted Exceptions (as described in Section 2.4 of this Sale Agreement) with a warranty of title by Seller as to the claims of all persons claiming by, through or under Seller, but against none other.]

                            EXHIBIT H

                      FORM OF BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS, that BROOKDALE INVESTORS, L.P., a Delaware limited partnership (the "Seller"), for and in consideration of the sum of Ten Dollars and other valuable consideration to it in hand paid by _________________________, a (the "Purchaser") , the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Purchaser any and all of Seller's right, title and interest in and to all tangible personal property located upon the land described in Exhibit "A" attached hereto and hereby made a part hereof (the "Land") or within the improvements located thereon, including, without limitation, any and all appliances, furniture, artwork, planters, canopies, carpeting, draperies and curtains, tools and supplies, inventories, equipment and other items of personal property owned by Seller (excluding cash and any software), used exclusively in the operation of the Land and improvements, as is, where is, and without warranty of title or use, and without warranty, express or implied, of merchantability or fitness for a particular purpose, except as expressly provided herein. Such personal property shall specifically include those items set forth on Exhibit "B" attached hereto and herein incorporated by reference. With respect only to those items specifically listed on Exhibit "B", Seller warrants its title to those items against claims arising by, through or under Seller, but not otherwise.

      TO  HAVE  AND  TO HOLD all of said personal  property  unto
Purchaser, its successors and assigns, to its own use forever.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the _____ day of _________, 199__

                              BROOKDALE INVESTORS, L.P.,
                              a  Delaware limited partnership, by
                              its sole general partner

                              By:  Brookdale Partners, LLC
                              By:  ______________________
                              C.L. Davidson, III
                              Manager


    [ACKNOWLEDGMENT AND/OR WITNESSES TO BE ADDED IF REQUIRED
                   UNDER APPLICABLE STATE LAW]
                          SCHEDULE "1"
                        LEGAL DESCRIPTION
                        [To be attached]




                            EXHIBIT I

                  FORM OF ASSIGNMENT OF LEASES

      THIS ASSIGNMENT OF LEASES (the "Assignment") is made as  of this  ______ day of __________, 1998 between BROOKDALE INVESTORS,
L.P.,   a   Delaware   limited  partnership,   ("Assignor")   and
___________ a _________________ ("Assignee")

      For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in, to and under any and all existing and outstanding leases, licenses and occupancy agreements of the improvements comprising a part of the Property as described on Exhibit "B" attached hereto and incorporated herein by this reference (collectively, the "Leases"), together with all security deposits tendered under the Leases remaining in the possession of Assignor.

      Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Leases accruing from and after the date hereof, including without limitation, any and all obligations to pay leasing commissions and finder's fees which are due or payable after the date hereof with respect to the Leases, and claims made by tenants with respect to the tenants' security deposits to the extent paid, credited or assigned to Assignee by Assignor. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under or with respect to the Leases accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

      This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

     This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.


                              ASSIGNOR:

                              BROOKDALE INVESTORS, L.P.,
                              a  Delaware limited partnership, by
                              its sole general partner

                              By:  Brookdale Partners, LLC


                              By:
                              C.L. Davidson, III
                              Manager


                              ASSIGNEE:

                              ___________________________
                              a__________________________

                              By: ___________________________
                                  Name:
                                 Title:

          [ADD  STATE  SPECIFIC ACKNOWLEDGMENTS AND/OR  WITNESSES
          FOR ASSIGNOR AND ASSIGNEE]


                          SCHEDULE "1"
                        LEGAL DESCRIPTION

                          SCHEDULE "2"
                             LEASES

                        [To be attached]

                            EXHIBIT J

                 FORM OF ASSIGNMENT OF CONTRACTS

      THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the "Assignment") is made as of the _______ day of ______, 1998 between BROOKDALE INVESTORS, L.P., a Delaware limited partnership
("Assignor")      and      ______________________________       a
________________________________ ("Assignee")

      For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Exhibit "A" attached hereto and incorporated herein by this reference, (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and convey to Assignee all of Assignor's right, title and interest, to the extent assignable, in, to and under any and all of the following, to wit:

     (i) the contracts and agreements listed and described on Exhibit "B" attached hereto and incorporated herein by this reference (the "Contracts")

     (ii) all existing warranties and guaranties (express or implied) issued to Assignor in connection with the improvements or the personal property being conveyed to Assignee by Bill of Sale on the date hereof,

     (iii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, and

     (iv) the non-exclusive right to the name ______________

All items described in (ii), (iii) and (iv) above are hereinafter collectively referred to as "Intangible Property."

      Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

      This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

     This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                              ASSIGNOR:

                              BROOKDALE INVESTORS, L.P.,
                              a  Delaware limited partnership, by
                              its sole general partner

                              By:  Brookdale Partners, LLC

                              By:
                              C.L. Davidson, III
                              Manager

                              ASSIGNEE:
                              ___________________________
                              a__________________________

                              By: _______________________
                               Name:
                               Title:


     [ADD  STATE  SPECIFIC ACKNOWLEDGMENTS AND/OR  WITNESSES  FOR
     ASSIGNOR AND ASSIGNEE]

                          SCHEDULE "1"
                        LEGAL DESCRIPTION


                          SCHEDULE "2"
                            CONTRACTS

                        [To be attached]


                            EXHIBIT K

                      FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER
[DATE OF SALE CLOSING]

HAND DELIVERED

TO:  All Tenants at [NAME AND AI)DRESS OF PROPERTY]

RE:  [Name of Property]
     Notification Regarding Change of Ownership

This letter is to notify you as a Tenant at _____________________ (the "Property"), that the Property has been sold by Brookdale Investors, L.P., a Delaware limited partnership ("Seller"), to ___ a _______________________________ ("Purchaser"). As of the
date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

          TO:_____________________________
          ATTN:___________________________
          AT: ____________________________

As  part  of  the sale, all refundable tenant deposits,  if  any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

Seller:        BROOKDALE INVESTORS, L.P.
               a Delaware limited partnership
               By: __________________________
               Name:
               Title:

               Purchaser:_____________________
               a _____________________________
               By: ___________________________
                Name:
                Title:


                            EXHIBIT L

                   FORM OF FIRPTA CERTIFICATE

            CERTIFICATE REGARDING FOREIGN INVESTMENT
                    IN REAL PROPERTY TAX ACT

                       (ENTITY TRANSFEROR)

      Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by BROOKDALE INVESTORS, L.P., a Delaware limited partnership ("Transferor") Transferor hereby certifies:

      1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

      2.   Transferor's Federal Employer Identification Number is
___________.

     3.   Transferor's office address is:

          3343 Peachtree Road, NE
          Suite 510
          Atlanta, Georgia 30326

     4. The address or description of the property which is the subject matter of the disposition is ___________________________.

      Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

                         BROOKDALE INVESTORS, L.P.,
                         a Delaware limited partnership

                         By: ____________________________
Dated: _______________   Name:
                         Title:
                            EXHIBIT M

                  LIST OF SPECIFIED LITIGATION


     [e.g. XYZ v. Brookdale Investors, L.P., action filed on
                  ________in ___________ court]
                            EXHIBIT N

                    LIST OF VIOLATION NOTICES

                            EXHIBIT O

                       SCHEDULE OF LEASES
                            EXHIBIT P

          Leasing Agreements and Commission Agreements
                           EXHIBIT P-1

  Tenant Inducement Costs and Leasing Commissions Attributed to
                             Seller
                            EXHIBIT Q

                         TENANT DEFAULTS
                            EXHIBIT R

                    {Form of Promissory Note]

                   AMENDMENT TO SALE AGREEMENT


     This Amendment, made and entered into as of this 13th day of February, 1998 by and between Brookdale Investors, L.P.
("Seller") and Parkway Properties LP ("Purchaser").

     WHEREAS, Purchaser and Seller entered into that certain Sale
Agreement dated January 9, 1998, which was amended by that certain Amendment to Sale Agreement dated as of February 4, 1998
(as amended, the "Contract"); and

     WHEREAS, Purchaser and Seller desire to further amend and modify the Contract as hereinafter set forth.

     NOW THEREFORE, for and in consideration of the Premises, $10.00 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, Purchaser and Seller, intending to be legally bound, do hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment shall have the same meaning as in the Contract unless otherwise stated herein.

1. Inspection Period. The Inspection Period shall end at 5:00 p.m. Jackson, Mississippi time, Friday, February 20, 1998 with respect to receipt and approval by Purchaser of: (i) the required minimum percentage of estoppel certificates for Executive Tower One, Moorefield III and One Commerce Green; (ii) information regarding the identified environmental issues relating to Sugar Creek Plaza; (iii) receipt of updated CC&R estoppels from the applicable associations; (iv) responses from Chicago Title regarding Executive Tower One and the Provident Building (Healthsource Building); (v) information regarding the height of the Belvedere building; and (vi) revised surveys for Belvedere and Loudoun Plaza. Purchaser shall have a right to terminate the Contract prior to the expiration of the extended Inspection Period for any of the above referenced reasons and upon such termination shall receive a return of the Deposit. The Inspection Period for all other purposes shall expire upon execution of this Amendment and the Deposit shall be non-refundable for all such other purposes.

1. Closing. The Closing shall be held at the offices of King & Spalding, Atlanta, Georgia on February 26, 1998.

1. Miscellaneous. In all other respects the Contract shall remain in full force and effect. This Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. In order to expedite execution and delivery of this Amendment, telecopy signatures may be used in place of original signatures on this Amendment.
Seller and Purchaser intend to be bound by the signatures on the telecopy document, are aware that the other parties will rely on the telecopy signatures and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS HEREOF, the parties hereto have duly executed this Amendment as of the date here first above written.

                         SELLER:

                         BROOKDALE INVESTORS, L.P., a Delaware
                         limited partnership, by its sole general partner

                         By: Brookdale Partners, LLC


                         By:___________________________________
                         Name:_________________________________
                         Title: Manager


                         PURCHASER:

                         PARKWAY PROPERTIES LP, a Delaware
                         limited partnership

                              By:  Parkway Properties General
                              Partners, Inc., a Delaware
                              corporation, its sole general
                              partner

                              By:________________________
                              Steven G. Rogers
                              President & CEO


                              By:________________________
                              James M. Ingram,
                              SR. Vice President


                   AMENDMENT TO SALE AGREEMENT


     This Amendment, made and entered into as of this 13th day of February, 1998 by and between Brookdale Investors, L.P.
("Seller") and Parkway Properties LP ("Purchaser").

     WHEREAS, Purchaser and Seller entered into that certain Sale
Agreement dated January 9, 1998, which was amended by that certain Amendment to Sale Agreement dated as of February 4, 1998
(as amended, the "Contract"); and

     WHEREAS, Purchaser and Seller desire to further amend and modify the Contract as hereinafter set forth.

     NOW THEREFORE, for and in consideration of the Premises, $10.00 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, Purchaser and Seller, intending to be legally bound, do hereby agree as follows:

     1. Defined Terms. All capitalized terms used in this Amendment shall have the same meaning as in the Contract unless otherwise stated herein.

2. Inspection Period. The Inspection Period shall expire as of February 13, 1998, except only that if the following items are not received by Purchaser on or before 3:00 p.m., Jackson, Mississippi time, February 20, 1998, then Purchaser may terminate the Contract as otherwise provided in Section 3.3 of the Contract on or before such date and time:

     (i) If Purchaser approves, on or before the end of business on February 16, 1998, the proposed lease expansion of Nabors Industries, Inc. at One Commerce Green which was transmitted to Purchaser for approval on February 10, 1998, then the estoppel certificate currently outstanding from such tenant shall be executed and delivered, provided, however, if Purchaser declines to approve such proposed lease expansion by such deadline, then Purchaser waives receipt of such estoppel certificate confirms that the condition respecting receipt of satisfactory estoppel certificates under Section 3.4 of the Contract shall be deemed satisfied;

     (ii) Receipt of updated CC&R estoppels from the applicable associates with respect to the following
            Projects:  Loudoun Plaza, Moorefield II, Lynwood
            Plaza, Glen Forest, Provident and One Commerce
            Green;

    (iii) A certificate from the City of Addison, Texas addressed to Purchaser in substantially the same form as that obtained by Seller attached hereto as
            Exhibit 1; and

     (iv) Revised surveys for Belvedere and Loudoun Plaza.

     3. Additional Right of Termination. If Purchaser's environmental consultant, acting on Purchaser's behalf within the scope of the engagement agreement attached hereto as Exhibit-2, finds that soil or ground water contamination exists at the One Sugar Creek Project which is in excess of the applicable standards established by the Texas Natural Resources Conservation Commission, then Purchaser may deliver a notice of termination of the Contract on or before 3:00 p.m. Jackson, Mississippi time, February 20, 1998. If Purchaser does not deliver any such notice on or prior to such deadline, then Purchaser shall be deemed to have accepted the One Sugar Creek Project and unless Purchaser shall have previously terminated the Contract pursuant to Section 2 above, the transaction shall proceed to Closing as otherwise contemplated by the Contract. If Purchaser elects to terminate the Contract hereunder on a timely basis, the Contract grants to Purchaser the right to conduct the environmental testing at the One Sugar Creek Project as described in the attached Exhibit 2, which testing must be completed on or before the end of business on Thursday, February 19, 1998.

     4. Closing. The Closing shall be held at the offices of King & Spalding, Atlanta, Georgia on February 26, 1998.

     5. Miscellaneous. In all other respects the Contract shall remain in full force and effect. This Amendment may be executed in counterparts, all such executed counterparts shall constitute the same agreement and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. In order to expedite execution and delivery of this Amendment, telecopy signatures may be used in place of original signatures on this Amendment. Seller and Purchaser intend to be bound by the signatures on the telecopy document, are aware that the other parties will rely on the telecopy signatures and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

     This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS HEREOF, the parties hereto have duly executed this Amendment as of the date here first above written.

                         SELLER:

                         BROOKDALE INVESTORS, L.P., a Delaware
                         limited partnership, by its sole general partner

                         By: BROOKDATE PARTNERS, LLC


                         By:___________________________________
                         Name:_________________________________
                         Title: Manager


                         PURCHASER:

                         PARKWAY PROPERTIES LP, a Delaware
                         limited partnership

                              By:  PARKWAY PROPERTIES GENERAL
                              PARTNERS, INC., a Delaware
                              corporation, its sole general
                              partner

                              By:________________________
                              Steven G. Rogers
                              President & CEO


                              By:________________________
                              James M. Ingram,
                              SR. Vice President





      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                               OF

                      PARKWAY PROPERTIES LP

                         January 1, 1998
      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                               OF

                      PARKWAY PROPERTIES LP


                        TABLE OF CONTENTS


                                                             PAGE



ARTICLE 1
DEFINED TERMS                                                   1
            Section 1.1    DEFINITIONS                          1

ARTICLE 2
ORGANIZATIONAL MATTERS                                         16
            Section 2.1    ORGANIZATION                        16
            Section 2.2    NAME                                16
            Section 2.3    RESIDENT AGENT; PRINCIPAL OFFICE    16
            Section 2.4    POWER OF ATTORNEY                   17
            Section 2.5    TERM                                18

ARTICLE 3
PURPOSE                                                        18
            Section 3.1    PURPOSE AND BUSINESS                18
            Section 3.2    POWERS                              18
            Section 3.3    PARTNERSHIP ONLY FOR PURPOSES
                           SPECIFIED                           19
            Section 3.4    REPRESENTATIONS AND WARRANTIES
                           BY THE PARTIES                      19

ARTICLE 4
CAPITAL CONTRIBUTIONS                                          21
            Section 4.1    CAPITAL CONTRIBUTIONS OF THE
                           PARTNERS                            21
            Section 4.2    LOANS BY THIRD PARTIES              22
            Section 4.3    ADDITIONAL FUNDING AND CAPITAL
                           CONTRIBUTIONS                       22
                           (a) GENERAL                         22
                           (b) GENERAL PARTNER LOANS           22
                           (c) ISSUANCE OF ADDITIONAL
                               PARTNERSHIP INTERESTS           22
                           (d) ISSUANCE OF REIT SHARES OR
                               OTHER SECURITIES BY THE COMPANY 23
                           (e) PERCENTAGE INTEREST ADJUSTMENTS
                               IN THE CASE OF CAPITAL
                               CONTRIBUTIONS FOR PARTNERSHIP
                               UNITS                           23
            Section 4.4        STOCK PLAN   24
            Section 4.5        NO THIRD PARTY BENEFICIARY   24
            Section 4.6        OTHER CONTRIBUTION PROVISIONS   24

ARTICLE 5
DISTRIBUTIONS                                                  25
            Section 5.1        REQUIREMENT AND
                               CHARACTERIZATION OF
                               DISTRIBUTIONS                   25
            Section 5.2        DISTRIBUTIONS IN KIND           25
            Section 5.3        DISTRIBUTIONS UPON LIQUIDATION  25
            Section 5.4        DISTRIBUTIONS TO REFLECT
                               ISSUANCE OF ADDITIONAL
                               PARTNERSHIP INTERESTS           26

ARTICLE 6
ALLOCATIONS                                                    26
            Section 6.1        TIMING AND AMOUNT OF
                               ALLOCATIONS OF NET
                               INCOME AND NET LOSS             26
            Section 6.2        GENERAL ALLOCATIONS             26
                               (a)  IN GENERAL                 26
                               (b)  ALLOCATIONS TO REFLECT
                                    ISSUANCE OF ADDITIONAL
                                    PARTNERSHIP INTERESTS      26
            Section 6.3        ADDITIONAL ALLOCATION PROVISIONS26
                               (a)  REGULATORY ALLOCATIONS     26
            Section 6.4 TAX ALLOCATIONS                       29
                               (a)  IN
               GENERAL   29

(b)ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS   29

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS                                  29
            Section 7.1                               MANAGEMENT   29
            Section 7.2       CERTIFICATE OF LIMITED PARTNERSHIP   33
            Section 7.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY     33
            Section 7.4     REIMBURSEMENT OF THE GENERAL PARTNER   36
            Section 7.5                CONTRACTS WITH AFFILIATES   36
            Section 7.6                          INDEMNIFICATION   37
            Section 7.7         LIABILITY OF THE GENERAL PARTNER   39
                  Section 7.8                                      OTHER MATTERS
                  CONCERNING THE GENERAL PARTNER              40
            Section 7.9              TITLE TO PARTNERSHIP ASSETS   40
            Section 7.10       RELIANCE BY THIRD
            PARTIES                                           41

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNER                      41
            Section 8.1                  LIMITATION OF LIABILITY   41
            Section 8.2                   MANAGEMENT OF BUSINESS   42
            Section 8.3   OUTSIDE ACTIVITIES OF LIMITED PARTNERS   42
            Section 8.4                        RETURN OF CAPITAL   42
            Section 8.5   RIGHTS OF LIMITED PARTNERS RELATING
                          TO THE PARTNERSHIP                       43
            Section 8.6                        REDEMPTION RIGHTS   43

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS                         46
            Section 9.1                   RECORDS AND ACCOUNTING   46
            Section 9.2                              FISCAL YEAR   46
            Section 9.3                                  REPORTS   47

ARTICLE 10
TAX MATTERS                                                    47
            Section 10.1              PREPARATION OF TAX RETURNS   47
            Section 10.2                           TAX ELECTIONS   47
            Section 10.3                     TAX MATTERS PARTNER   47
            Section 10.4                 ORGANIZATIONAL EXPENSES   49
            Section 10.5                             WITHHOLDING   49

ARTICLE 11
TRANSFERS AND WITHDRAWALS                                      50
            Section 11.1                                TRANSFER   50
                  Section 11.2TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST 50
            Section 11.3LIMITED PARTNERS' RIGHTS TO TRANSFER  52
                                                                          (i)
               GENERAL PARTNER RIGHT OF FIRST

REFUSAL   52
                                                                          (ii)
               QUALIFIED TRANSFEREE                           53
            Section 11.4            SUBSTITUTED LIMITED PARTNERS   54
            Section 11.5                               ASSIGNEES   55
            Section 11.6                      GENERAL PROVISIONS   55

ARTICLE 12
ADMISSION OF PARTNERS                                          57
            Section 12.1  ADMISSION OF SUCCESSOR GENERAL PARTNER   57
            Section 12.2ADMISSION OF ADDITIONAL LIMITED PARTNERS   57
                  Section 12.3AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
                  PARTNERSHIP                                 58

ARTICLE 13
DISSOLUTION AND LIQUIDATION                                    58
            Section 13.1                             DISSOLUTION   58
            Section 13.2                              WINDING UP   59
                  Section 13.3COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS 60
            Section 13.4              RIGHTS OF LIMITED PARTNERS   61
            Section 13.5                   NOTICE OF DISSOLUTION   61
                  Section 13.6CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP 61
            Section 13.7          REASONABLE TIME FOR WINDING UP   61
            Section 13.8                     WAIVER OF PARTITION   62

ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS                   62
            Section 14.1                              AMENDMENTS   62
            Section 14.2                  ACTION BY THE PARTNERS   62

ARTICLE 15
GENERAL PROVISIONS                                             63
            Section 15.1                    ADDRESSES AND NOTICE   63
            Section 15.2                     TITLES AND CAPTIONS   63
            Section 15.3                    PRONOUNS AND PLURALS   63
            Section 15.4                          FURTHER ACTION   64
            Section 15.5                          BINDING EFFECT   64
            Section 15.6                               CREDITORS   64
            Section 15.7                                  WAIVER   64
            Section 15.8                            COUNTERPARTS   64
            Section 15.9                          APPLICABLE LAW   64
            Section 15.10               INVALIDITY OF PROVISIONS   64
            Section 15.11     LIMITATION TO PRESERVE REIT STATUS   65
            Section 15.12                       ENTIRE AGREEMENT   65
            Section 15.13              NO RIGHTS AS STOCKHOLDERS   66

EXHIBIT A
Partners, Contributions and Partnership Interests              67

EXHIBIT B
Notice of Redemption                                           68

EXHIBIT C
Schedule of Partners' Ownership with Respect to Tenants        69

EXHIBIT D
Schedule of REIT Shares Actually or
Constructively Owned by Limited Partners Other
than those Acquired Pursuant to an Exchange                    70

      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                               OF
                      PARKWAY PROPERTIES LP


          THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of January 1, 1998, is entered into by and among Parkway Properties Inc., a Maryland corporation (the "Company"), Parkway Properties General Partners Inc. ("PPGP"), together with any other Persons who become Partners in the Partnership as provided herein.

          WHEREAS, the limited partnership was formed pursuant to the Revised Uniform Limited Partnership Act of the State of
Delaware by filing a certificate of limited partnership on January 6, 1997;

          WHEREAS, the Agreement of Limited Partnership of
Parkway Properties LP was executed on January 3, 1997 with PPGP as the original general partner and the Company as the original
Limited Partner, and amended on November 1, 1997;

          WHEREAS, the Company proposes to restructure its operations by contributing substantially all of its assets and properties to the Partnership in exchange for additional Limited
Partnership interests;

          NOW, THEREFORE, BE IT RESOLVED, that for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1
                          DEFINED TERMS

          Section 1.1    DEFINITIONS

          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

          "ACT" means the Delaware Revised Uniform Limited
Partnership Act, as it may be amended from time to time, and any successor to such statute.

          "ADDITIONAL FUNDS" shall have the meaning set forth in
Section 0.

          "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 0 hereof and who is shown as such on the books and records of the Partnership.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's
Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (a) decrease such deficit by any amounts which such Partner is obligated, or is treated as obligated, to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

          (b) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          The foregoing definition of Adjusted Capital Account
Deficit is intended to comply with the provisions of Regulations
Section 1.704-1(b)(2)(ii)(d) and
shall be interpreted consistently therewith.

          "ADJUSTMENT DATE" means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, PROVIDED THAT, if such Capital Contribution is being made by the Company in respect of the proceeds from the issuance of REIT Shares (or the issuance of the Company's securities exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day last preceding the date of the issuance of such securities.

          "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

          "AGENT" shall have the meaning set forth in Section 0.

          "AGREED VALUE" means (i) in the case of any Contributed Property set forth in Exhibit 0 and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit 0; (ii) in the case of any Contributed Property not set forth in Exhibit 0 and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

          "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

          "APPRAISAL" means, with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

          "ASSIGNEE" means a Person to whom one or more
Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted
Limited Partner, and who has the rights set forth in Section 0.

          "AVAILABLE CASH" means, with respect to any period for which such calculation is being made,

          (a)  the sum of:

               (i) the Partnership's Net Income or Net Loss (as the case may be) for such period,

               (ii) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period,

               (iii)     the amount of any reduction in reserves
of the Partnership referred to in clause (b)(vi) below
(including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

               (iv) the excess of the net proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from any such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital
Transactions), and

               (v) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

          (b)  less the sum of:

               (vi) all principal debt payments made during such period by the Partnership,

               (vii)     capital expenditures made by the
Partnership during such period,

               (viii)    investments in any entity (including
loans made thereto) to the extent that such investments are not otherwise described in clause (vi) or (vii),

               (ix) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

               (x) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

               (xi) the amount of any increase in reserves established during such period which the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

               (xii)     the amount of any working capital
accounts and other cash or similar balances which the General
Partner determines to be necessary or appropriate in its sole and absolute discretion.

          Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of the Partnership.

          "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

          "CAPITAL ACCOUNT" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be added such Partner's Capital Contributions, such Partner's share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 0 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

          (b) From each Partner's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 0 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

          (c) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (d) In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code section 752(c) and any other applicable provisions of the Code and Regulations.

          (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, PROVIDED THAT it is not likely to have a material effect on the amounts distributable to any Person pursuant to
Article 0 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations
Section 1.704-1(b) or Section 1.704-2.

          "CAPITAL CONTRIBUTION" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner.

          "CASH AMOUNT" means, with respect to any Partnership
Units subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such
Partnership Units.

          "CERTIFICATE" means the Certificate of Limited
Partnership relating to the Partnership filed in the office of the Secretary of State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

          "CHARTER" means the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation on May 17, 1996, as amended or restated from time to time.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "CONSENT" means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 0 hereof.

          "CONSENT OF THE LIMITED PARTNERS" means the Consent of a Majority In Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

          "CONSENT OF THE PARTNERS" means the Consent of Partners holding Percentage Interests that, in the aggregate are equal to or greater than 66 2/3% of the aggregate Percentage Interests of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.

          "CONSENT OF THE SUPER MAJORITY LIMITED PARTNERS" means the consent of Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) holding Percentage Interests that, in the aggregate are equal to or greater than 66 2/3% of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner), which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Limited Partners, in their sole and absolute discretion.

          "CONSTRUCTIVELY OWN" means ownership under the constructive ownership rules of Section 856(d)(5) of the Code.

          "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable regulations, deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

          "DEBT" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services;
(ii) all amounts owed by such Person to banks or other Persons in respect to reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

          "DEEMED PARTNERSHIP INTEREST VALUE" means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner's Percentage Interest of such class.

          "DEEMED VALUE OF THE PARTNERSHIP INTERESTS" means, as of any date with respect to any class of Partnership Interests,
(i) the total number of shares of capital stock of the Company corresponding to the Percentage Interest of the Company in such class of Partnership Interests issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of such capital stock on such date; (ii) DIVIDED BY the Percentage Interest of the General Partner in such class of Partnership Interests on such date.

          "DEPRECIATION" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

          "EFFECTIVE DATE" means the date upon which contributions set forth on Exhibit 0 shall become completed.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, or any successor statute.

          "FAIR MARKET VALUE" means, with respect to any share of capital stock of the Company, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date with respect to which "Fair Market Value" must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange or the Nasdaq National Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if such shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; PROVIDED THAT, if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and PROVIDED FURTHER THAT, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the Company, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold.

          "FUNDING DEBT" means the incurrence of any Debt by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

          "GENERAL PARTNER" means Parkway Properties General
Partners, Inc. or its successors as general partner of the Partnership.

          "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

          "GENERAL PARTNER LOAN" shall have the meaning set forth in Section 0.

          "GENERAL PARTNER PAYMENT" shall have the meaning set forth in Section 0.

          "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit 0 attached hereto, as such Exhibit may be amended from time to time); PROVIDED THAT, if the contributing Partner is the General Partner then, except with respect to the General Partner's initial Capital Contribution which shall be determined as set forth on Exhibit 0, or capital contributions of cash, REIT Shares or other shares of capital stock of the General Partner, the determination of the fair market value of the contributed asset shall be determined by the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership.

          (b) As of the times listed below, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, PROVIDED, HOWEVER, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner:

               (i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

               (iii)     the liquidation of the Partnership
within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);
and

               (iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

          (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset (taking Section 7701(g) of the Code into account), without reduction for liabilities, on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

          (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph
(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

          (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

          "HOLDER" means either the Partner or Assignee owning a Partnership Unit.

          "IMMEDIATE FAMILY" means, with respect to any natural Person, such natural Person's estate or heirs or current spouse, parents, parents-in-law, children, siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person's current spouse, parents, parents-in-law, children, siblings or grandchildren.

          "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate;
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors,
(d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

          "INDEMNITEE" means (i) any Person subject to a claim or demand or made or threatened to be made a party to, or involved or threatened to be involved in, a proceeding by reason of his or her status as (A) the General Partner or (B) a director or officer of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

          "INDEPENDENT TRUST MANAGER" means a member of the General Partner's or the Company's Board of Directors who is not an officer of the General Partner or the Company.

          "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

          "LIMITED PARTNER" means any Person named as a Limited Partner in Exhibit 0 attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

          "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

          "LIQUIDATING EVENTS" shall have the meaning set forth in Section 0.

          "LIQUIDATOR" shall have the meaning set forth in
Section 0.

          "MAJORITY IN INTEREST OF THE LIMITED PARTNERS" means Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner) holding Percentage Interests that in the aggregate are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners (other than the General Partner and any Limited Partner 50% or more of whose equity is owned, directly or indirectly, by the General Partner).

          "MAJORITY OF REMAINING PARTNERS" means Partners other than the General Partner owning (i) greater than fifty percent (50%) of the profits interests in the Partnership held by all Partners other than the General Partner, determined and allocated based on any reasonable estimate of profits from the relevant date to the projected termination of the Partnership and taking into account present and future allocations of profits under this Agreement as it is in effect on the relevant date, and (ii) greater than fifty percent (50%) of the capital interests in the Partnership, determined as of the relevant date under this Agreement, owned by all the Partners other than the General Partner.

          "NET INCOME" or "NET LOSS" means, for each fiscal year of the Partnership, an amount equal to the Partnership's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

          (b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account
Depreciation for such fiscal year;

          (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

          (g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 0 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 0 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

          "NEW SECURITIES" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Company, excluding grants under any Stock Plan, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

          "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

          "NONRECOURSE LIABILITY" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

          "NOTICE OF REDEMPTION" means the Notice of Redemption substantially in the form of Exhibit 0 to this Agreement.

          "PARTNER" means a General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited
Partners.

          "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

          "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

          "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

          "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

          "PARTNERSHIP INTEREST" means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes of Partnership Interests as provided in
Section 0. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class.

          "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

          "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 0 hereof which record date shall be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

          "PARTNERSHIP UNIT" means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 0 and 0. The ownership of Partnership Units may be evidenced by a certificate for units substantially as the General Partner may determine with respect to any class of Partnership Units issued from time to time under Sections 0 and 0.

          "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

          "PERCENTAGE INTEREST" means, as to a Partner holding a class of Partnership Interests, its interest in the Partnership as determined by dividing the Partnership Units of such class owned by such Partner by the total number of Partnership Units of such class then outstanding as specified in Exhibit 0 attached hereto, as such Exhibit may be amended from time to time. If the Partnership issues more than one class of Partnership Interest, the interest in the Partnership among the classes of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes of Partnership Interest, if any, as contemplated by Section 0 hereof.

          "PERSON" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

          "PLEDGE" shall have the meaning set forth in Section 0.

          "PROPERTIES" means such interests in real property and personal property including, without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments, as the Partnership may hold from time to time.

          "QUALIFIED REIT SUBSIDIARY" means any Subsidiary of the Company that is a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

          "QUALIFIED TRANSFEREE" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

          "REDEMPTION" shall have the meaning set forth in
Section 0.

          "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 0 of this Agreement.

          "REIT" means a real estate investment trust under
Section 856 of the Code.

          "REIT REQUIREMENTS" shall have the meaning set forth in
Section 0.

          "REIT SHARE" means a share of common stock of the Company.

          "REIT SHARES AMOUNT" means, as of any date, (i) with respect to Tendered Units, an aggregate number of REIT Shares equal to the number of such Tendered Units, as adjusted pursuant to Section 0 (in the event the Company acquires material assets, other than on behalf of the Partnership) and for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets received by the Company pursuant to a distribution by the Partnership other than a pro rata distribution to all Partners based on their respective Percentage Interests, and (ii) with respect to Partnership Units in any other context, the amount of REIT Shares determined in accordance with clause (i) assuming for such purpose that all such Partnership Units are Tendered Units.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SECURITIES EXCHANGE ACT" means the Securities Act of
1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "SPECIFIED REDEMPTION DATE" means the day of receipt by the General Partner of a Notice of Redemption.

          "STOCK PLAN" means any stock incentive, stock option, stock ownership or employee benefits plan of the Company.

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

          "SUBSIDIARY PARTNERSHIP" means any partnership that is a Subsidiary of the Partnership.

          "SUBSTITUTE GENERAL PARTNER" means a Person who is admitted as a successor General Partner to the Partnership pursuant to Section 0.

          "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to
Section 0.

          "TAX ITEMS" shall have the meaning set forth in Section
0.

          "TENANT" means any tenant from which the Company derives rent either directly or indirectly through partnerships, including the Partnership.

          "TENDERED UNITS" shall have the meaning set forth in
Section 0.

          "TENDERING PARTNER" shall have the meaning set forth in
Section 0.

          "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.


                            ARTICLE 2
                     ORGANIZATIONAL MATTERS

                    Section 2.1    ORGANIZATION

          The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

                    Section 2.2    NAME

          The name of the Partnership is Parkway Properties LP. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

                    Section 2.3    RESIDENT AGENT; PRINCIPAL
                    OFFICE

          The name and address of the resident agent of the Partnership in the State of Delaware shall be United Corporate Services, Inc., 15 Corporation Trust Center, 1209 Charge Street, Wilmington, New Castle County, Delaware 19801 or such other person as the General Partner may select in its sole discretion. The registered office of the Partnership in the State of Delaware shall be United Corporate Services, Inc. at such address or such other location as the General Partner may select in its sole discretion. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                    Section 2.4    POWER OF ATTORNEY

          (a) Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

               (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 0, 0 or 0 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

               (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

          Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 0 hereof or as may be otherwise expressly provided for in this Agreement.

          (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney and in accordance with the provisions of this Agreement. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                    Section 2.5    TERM

          The term of the Partnership commenced on January 6, 1997 and shall continue until December 31, 2057 unless it is dissolved sooner pursuant to the provisions of Article 0 or as otherwise provided by law.


                            ARTICLE 3
                             PURPOSE

                    Section 3.1    PURPOSE AND BUSINESS

          The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to be classified as a REIT for federal income tax purposes, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any business described in the foregoing clause (i) or to own interests in any entity engaged, directly or indirectly, in any such business and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Company's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the Company's current status as a REIT inures to the benefit of all the Partners and not solely the Company.

                    Section 3.2    POWERS

          The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire and develop real property, and manage, lease, sell, transfer and dispose of real property; PROVIDED, HOWEVER, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, (ii) could subject the Company to any taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless any such action (or inaction) under (i), (ii) or (iii) shall have been specifically consented to by the Company in writing.

                    Section 3.3    PARTNERSHIP ONLY FOR PURPOSES
                    SPECIFIED

          The Partnership shall be a partnership only for the purposes specified in Section 0 hereof, and this Agreement shall not be deemed to create a partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 0 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

                    Section 3.4    REPRESENTATIONS AND WARRANTIES
                    BY THE PARTIES

          (a) Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has, in the case of any Person other than an individual, the power and authority, and in the case of an individual, the legal capacity to enter into this Agreement and perform such Partner's obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner's property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code, and (iv) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

          (b) Each Partner that is not an individual represents and warrants to each other Partner that (i) it has the requisite corporate or other power and authority to enter into this Agreement, (ii) its execution and delivery of this Agreement, and performance of all transactions contemplated by this Agreement to be performed by it, have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (iii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter, by-laws or other organizational documents, as the case may be, any agreement by which such Partner or any of such Partner's properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iv) such Partner is neither a "foreign person" within the meaning of Section 1445(f) of the Code nor a "foreign partner" within the meaning of Section 1446(e) of the Code, and
(v) this Agreement has been duly executed and delivered by such Partner and is binding upon, and enforceable against, such Partner in accordance with its terms.

          (c) Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

          (d) Each Partner further represents, warrants and agrees as follows:

               (i) Except as provided in Exhibit 0, it does not and will not, without the prior written consent of the General Partner, actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and
(b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant; PROVIDED, HOWEVER, that so long as there are fewer than 20 Partners, each partner may own or Constructively Own (x) with respect to any Tenant that is a corporation, stock of such Tenant possessing up to, but not more than, one-half of one percent (0.5%) of the total combined voting power of all classes of stock entitled to vote and one-half of one percent (0.5%) of the total number of shares of all classes of stock of such Tenant and (y) with respect to any Tenant that is not a corporation, interests in such Tenant representing up to, but not more than, one-half of one percent (0.5%) of the assets and one-half of one percent (0.5%) of the net profits of such Tenant, so long as such actual or Constructive Ownership otherwise permitted under clause (x) or
(y) would not cause the General Partner to receive amounts described in Section 856(d)(2)(B) of the Code.

               (ii) Except as provided in Exhibit 0, it does not, and agrees that it will not without the prior written consent of the General Partner, actually own or Constructively Own, any stock in the Company, other than any REIT Shares or other shares of capital stock of the Company such Partner may acquire (a) as a result of an exchange of Tendered Units pursuant to Section 0 or
(b) upon the exercise of options granted or delivery of REIT Shares pursuant to any Stock Plan, or (c) in open market transactions, in each case subject to the ownership limitations set forth in the Charter.

               (iii)     Upon request of the General Partner, it
will disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the Company that it actually owns or Constructively Owns.

               (iv) It understands that if, for any reason, (a) the representations, warranties or agreements set forth in d(i) or (ii) above are violated, or (b) the Partner's actual or Constructive ownership of REIT Shares or other shares of capital stock of the Company violates the limitations set forth in the Charter, then (1) some or all of the Redemption rights of the Partners may become non-exercisable, and (2) some or all of the REIT Shares owned by the Partners may be automatically converted to Excess Shares, as provided in the Charter.

          (e) The representations and warranties contained in Sections 0 - 0 hereof shall survive the execution and delivery of this Agreement by each Partner and the dissolution and windup of the Partnership.

          (f) Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.


                            ARTICLE 4
                      CAPITAL CONTRIBUTIONS

                    Section 4.1    CAPITAL CONTRIBUTIONS OF THE
                    PARTNERS

          The Partners confirm that they have made the Capital Contributions as set forth in Exhibit 0 to this Agreement. The Partners shall own Partnership Units of the class and in the amounts set forth in Exhibit 0 and shall have a Percentage Interest in the Partnership as set forth in Exhibit 0, which Percentage Interest shall be adjusted in Exhibit 0 from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner's Percentage Interest. Except as required by law or as otherwise provided in Sections 0, 0 and 0, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class of capital stock for any Partnership Units issued shall be REIT Shares.

                    Section 4.2    LOANS BY THIRD PARTIES

          Subject to Section 0, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate.

                    Section 4.3    ADDITIONAL FUNDING AND CAPITAL
                    CONTRIBUTIONS

          (a) GENERAL. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 0. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest.

          (b) GENERAL PARTNER LOANS. The General Partner or an Affiliate may enter into a Funding Debt, including, without limitation, a Funding Debt that is convertible into REIT shares, and lend the Additional Funds to the Partnership (a "General Partner Loan"). If the General Partner enters into such a Funding Debt, the General Partner Loan will consist of the net proceeds from such Funding Debt and will be on comparable terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such Funding Debt.

          (c) ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions, including, without limitation, the issuance of Partnership Units for interests in real property. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner or the Company) or other persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, and as set forth in an amendment to this Agreement, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote; PROVIDED THAT no such additional Partnership Units or other Partnership Interests shall be issued to the Company unless either (a) the additional Partnership Interests are issued in connection with the grant, award, or issuance of shares of the General Partner pursuant to
Section 0 below, which shares have designations, preferences, and other rights (except voting rights) such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Company in accordance with this Section 0, (b) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class or (c) pursuant to Section 0; PROVIDED FURTHER, that no such additional Partnership Units or Partnership Interests shall be issued if such issuance would cause, or in the opinion of counsel selected by the General Partner, could cause (i) the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(e) of the Code); and (ii) any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor. In the event that the Partnership issues additional Partnership Units or Partnership Interests pursuant to this Section 0, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 0, Section 0, and Section
0) as it determines are necessary to reflect the issuance of such additional Partnership Interests.

          (d) ISSUANCE OF REIT SHARES OR OTHER SECURITIES BY THE COMPANY. Except as contemplated by Section 0, the Company shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 0 hereof or pursuant to a dividend or distribution (including any stock split) of REIT Shares to all of its stockholders), other shares of capital stock of the Company or New Securities unless the Company shall make a Capital Contribution of the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be. The Company's Capital Account shall be increased by the amount of cash so contributed.

          (e) PERCENTAGE INTEREST ADJUSTMENTS IN THE CASE OF CAPITAL CONTRIBUTIONS FOR PARTNERSHIP UNITS. Upon the acceptance of additional Capital Contributions in exchange for Partnership Units, the Percentage Interest related to such Partnership Units shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an "Adjustment Date") and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Limited Partner of such class (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the amount of additional Capital Contributions made by such Partner to the Partnership in respect of such class of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class (computed as of the Business Day immediately preceding the Adjustment
Date), and (ii) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class. Notwithstanding the foregoing, solely for purposes of calculating a Partner's Percentage Interest pursuant to this Section 0, cash Capital Contributions by the Company will be deemed to equal the cash contributed by the Company plus, in the case of cash contributions funded by an offering of any capital stock of the Company, the offering costs attributable to the cash contributed to the Partnership.

                    Section 4.4    STOCK PLAN

          If at any time or from time to time the Company sells or issues REIT Shares pursuant to any Stock Plan, the Company shall contribute any proceeds therefrom to the Partnership as an additional Capital Contribution and shall receive an amount of additional Partnership Units equal to the number of REIT Shares so sold or issued. The Company's Capital Account shall be increased by the amount of cash so contributed.

                    Section 4.5    NO THIRD PARTY BENEFICIARY

          No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

                    Section 4.6    OTHER CONTRIBUTION PROVISIONS

          In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.


                            ARTICLE 5
                          DISTRIBUTIONS

                    Section 5.1    REQUIREMENT AND
                    CHARACTERIZATION OF DISTRIBUTIONS

          The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter, (1) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), and, (2) second, with respect to Partnership Interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within each such class, pro rata in proportion with the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with
Article 0 hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.
The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion, and consistent with the qualification of the Company as a REIT, to cause the Partnership to distribute sufficient amounts to enable the Company to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations ("REIT Requirements"), and (b) avoid any federal income or excise tax liability of the Company.

                    Section 5.2    DISTRIBUTIONS IN KIND

          No right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 0, 0 and 0.

                    Section 5.3    DISTRIBUTIONS UPON LIQUIDATION

          Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 0.

                    Section 5.4    DISTRIBUTIONS TO REFLECT
                    ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS

          In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company, or any Additional Limited Partner pursuant to Section 0 or 0 hereof, the General Partner shall make such revisions to this Article 0 as it determines are necessary to reflect the issuance of such additional Partnership Interests.


                            ARTICLE 6
                           ALLOCATIONS

                    Section 6.1    TIMING AND AMOUNT OF
                    ALLOCATIONS OF NET INCOME AND NET LOSS

          Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 0, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

                    Section 6.2    GENERAL ALLOCATIONS

          (a)  IN GENERAL.  Except as otherwise provided in this
Article 0, Net Income and Net Loss shall be allocated to each of the Partners holding the same class of Partnership Interests in accordance with their respective Percentage Interest of such class.

          (b) ALLOCATIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. In the event that the Partnership issues additional Partnership Interests to the General Partner, the Company, or any Additional Limited Partner pursuant to Section 0 or 0 hereof, the General Partner shall make such revisions to this Section 0 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests.

                    Section 6.3    ADDITIONAL ALLOCATION
                    PROVISIONS

          Notwithstanding the foregoing provisions of this
Article 0:

          (a)  REGULATORY ALLOCATIONS.

               (i) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 0 of the Agreement, or any other provision of this Article 0, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 0 is intended to qualify as a "minimum gain chargeback" within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 0.

               (ii) PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.704-2(i)(4), and notwithstanding the provisions of Section 0 of the Agreement, or any other provision of this Article 0 (except Section 0), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 0 is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 0.

               (iii)     NONRECOURSE DEDUCTIONS AND PARTNER
NONRECOURSE DEDUCTIONS. Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partners in accordance with their Percentage Interests. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

               (iv) QUALIFIED INCOME OFFSET. If any Partner unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 0 shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this
Article 0 have been tentatively made as if this Section 0 were not in the Agreement. It is intended that this Section 0 qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 0.

               (v) GROSS INCOME ALLOCATION. In the event any Partner has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (1) the amount (if any) such Partner is obligated to restore to the Partnership, and (2) the amount such Partner is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, PROVIDED THAT an allocation pursuant to this Section 0 shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 0 have been tentatively made as if this Section 0 and Section 0 were not in the Agreement.

               (vi) LIMITATION ON ALLOCATION OF NET LOSS. To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Net Loss shall be reallocated among the other
Partners in accordance with their respective Percentage
Interests, subject to the limitations of this Section 0.

               (vii) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

               (viii) CURATIVE ALLOCATION. The allocations set forth in Sections 0, (ii), (iii), (iv), (v), (vi), and (vii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 0 and 0, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

                    Section 6.4    TAX ALLOCATIONS

          (a)  IN GENERAL.  Except as otherwise provided in this
Section 0, for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 0 and 0.

          (b)  ALLOCATIONS RESPECTING SECTION 704(C)
REVALUATIONS. Notwithstanding Section 0, Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. With respect to Partnership property that is initially contributed to the Partnership upon its formation pursuant to Section 0, such variation between basis and initial Gross Asset Value shall be taken into account under the "traditional without curative allocations method" of Regulations
Section 1.704-3. With respect to properties subsequently contributed to the Partnership, the Partnership shall account for such variation under any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 0 of this Agreement), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations
Section 1.704-1(b)(2)(iv)(g) using any method approved under 704(c) of the Code and the applicable regulations as chosen by the General Partner.


                            ARTICLE 7
              MANAGEMENT AND OPERATIONS OF BUSINESS

                    Section 7.1    MANAGEMENT

          (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a General Partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including
Section 0, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 0 hereof and to effectuate the purposes set forth in Section 0 hereof, including, without limitation:

               (i) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Company to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on all or any of the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

               (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

               (iii)     the acquisition, disposition, mortgage,
pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

               (iv) the mortgage, pledge, encumbrance or hypothecation of all or any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner, the Company, or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner or the Company (if necessary to permit the financing or capitalization of a subsidiary of the General Partner, the Company, or the Partnership) or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, the Company, any of its Subsidiaries and any other Person in which it has an equity investment;

               (v) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

               (vi) the distribution of Partnership cash or other
Partnership assets in accordance with this Agreement;

               (vii) the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership's assets;

               (viii)    the maintenance of such insurance for
the benefit of the Partnership and the Partners as it deems necessary or appropriate;

               (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); PROVIDED THAT, as long as the Company has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the Company to fail to qualify as a REIT;

               (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

               (xi) the undertaking of any action in connection with the Partnership's direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

               (xii) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, PROVIDED THAT such methods are otherwise consistent with requirements of this Agreement;

               (xiii) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

               (xiv)     holding, managing, investing and
reinvesting cash and other assets of the Partnership;

               (xv) the collection and receipt of revenues and income of the Partnership;

               (xvi) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

               (xvii) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

               (xviii)   the exercise of any of the powers of the
General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;
and

               (xix)     the making, execution and delivery of
any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

          (b) Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the partners, notwithstanding any other provisions of this Agreement (except as provided in Section 0), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          (c) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain
(i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

          (d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in it sole and absolute discretion, deems appropriate and reasonable from time to time.

          (e) Other than as set forth in the following sentence, and subject to Section 0, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner or the Company) of any action taken by it. The General Partner, on behalf of the Partnership, shall use commercially reasonable efforts to cooperate with the Limited Partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of Debt, or any sale, exchange or any other disposition of assets, of the Partnership, including, without limitation, amending this Agreement to provide obligations on the part of any affected Partner to restore deficit balances in their Capital Accounts as of the time of liquidation of the Partnership and to maintain a corresponding level of recourse debt to match such obligations or maintaining a level of non-recourse debt that can be allocated to, and included in the Partnership tax basis of, such Partners, pursuant to the regulations under Section 752 of the Code. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

          (f) Except as otherwise provided herein, to the extent the duties of the
General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

                    Section 7.2    CERTIFICATE OF LIMITED
                    PARTNERSHIP

          To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 0 hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

                    Section 7.3    RESTRICTIONS ON GENERAL
                    PARTNER'S AUTHORITY

          (a) The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

               (i) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

               (ii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

               (iii)     admit a Person as a Partner, except as
otherwise provided in this Agreement;

               (iv) perform any act that would subject a Limited
Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act;
or

               (v) enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of limiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except with the written consent of such Limited Partner.

          (b)  The General Partner shall not, without the prior
Consent of the Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such actions:

               (i)  except as provided in Section 0, amend,
modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of partners pursuant to Article 0 hereof;

               (ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or substantially all of the assets of the Partnership;

               (iii)     institute any proceeding for bankruptcy
on behalf of the Partnership; or

               (iv) confess a judgment against the Partnership.

          (c) The General Partner shall not, without the prior Consent of the Super Majority Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction which would have the effect of such actions:

               (i) approve or acquiesce to the transfer of the Partnership Interest of the General Partner to any Person other than the Partnership or an Affiliate of the General Partner; or

               (ii) admit into the Partnership any Additional or Substitute General Partners, other than Affiliates of the General
Partner.

          (d)  Notwithstanding Sections 0, and 0 hereof, the
General Partner shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

               (i)  to add to the obligations of the General
Partner or surrender any right or power granted to the General
Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

               (ii) to reflect the issuance of additional
Partnership Interests pursuant to Section 0 or 0 or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

               (iii)     to reflect a change that is of an
inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

               (iv) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

               (v) to reflect such changes as are reasonably necessary for the Company to maintain status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

               (vi) to modify, as set forth in the definition of "Capital Account," the manner in which Capital Accounts are computed.

          The General Partner will provide notice to the Limited
Partners when any action under this Section 0 is taken.

          (e) Notwithstanding Sections 0, 0 and 0 hereof, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 0 or Section 0, or the allocations specified in Article 0 (except as permitted pursuant to Section 0 and Section 0 hereof), (iv) materially alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 0, and related definitions hereof or (v) amend this Section 0. Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in this Section 0 without the Consent specified in such section. In addition, notwithstanding Sections 0, 0 and 0 hereof, Section 0 of this Agreement shall not be amended, and no action in contravention of Section 0 hereof shall be taken, without the Consent of the Limited Partners. This Section 7.3(e) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

                    Section 7.4    REIMBURSEMENT OF THE GENERAL
                    PARTNER

          (a) Except as provided in this Section 0 and elsewhere in this Agreement (including the provisions of Articles 0 and 0 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

          (b) Subject to Section 0, the General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership of interests in and operation of, or for the benefit of, the Partnership. The General Partner shall not, however, be reimbursed for expenses it incurs relating to the organization of the Partnership or any public offerings of REIT Shares, other shares of capital stock or Funding Debt by the General Partner, but shall be reimbursed for expenses it incurs with respect to any other issuance of additional Partnership Interests pursuant to the provisions hereof. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 0 hereof.

          (c) If and to the extent any reimbursements to the General Partner pursuant to this Section 0 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

                    Section 7.5    CONTRACTS WITH AFFILIATES

          (a) The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit or favor of any Person.

          (b) Except as provided in Section 0, the Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

          (c) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to it Partnership Units corresponding to REIT Shares issued by the Company pursuant to any Stock Plan or any similar or successor plan and to repurchase such Partnership Units from the Company to the extent necessary to permit the General Partner to repurchase such REIT Shares in accordance with such plan.

          (d) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

                    Section 7.6    INDEMNIFICATION

          (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, including, without limitation, reasonable attorneys' fees and expenses, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or
(iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Except as otherwise specifically provided in writing to the contrary, without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 0 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 0. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 0 with respect to subject matter of such proceeding. Any indemnification pursuant to this Section 0 shall be made only out of the assets of the Partnership.

          (b) Reasonable expenses incurred by an Indemnitee in connection with any proceeding which are otherwise indemnifiable under this Section 0 may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 0 has been met, and
(ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (c) The indemnification provided by this Section 0 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

          (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (e) For purposes of this Section 0, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 0; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

          (f)  In no event may an Indemnitee subject the Limited
Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 0 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 0 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 0 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this
Section 0 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          (i) If and to the extent any reimbursements to the General Partner pursuant to this Section 0 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

          (j) Any indemnification hereunder is subject to, and limited by, the provisions of Section 17-108 of the Act.

          (k) In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expenses as a result of or in connection with any Partner's personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership Interest of such Partner may be charged therefor.
The liability of a Partner under this Section 0 shall not be limited to such Partner's Partnership Interest, but shall be enforceable against such Partner personally.

                    Section 7.7    LIABILITY OF THE GENERAL
                    PARTNER

          (a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any director, officer, employee or agent of the Partnership or the General Partner (each, an "Agent") shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission if such Person acted in good faith.

          (b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company's stockholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Company's stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Limited Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, PROVIDED THAT the General Partner has acted in good faith.

          (c) Subject to its obligations and duties as General Partner set forth in Section 0 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its Agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such Agent appointed by it in good faith.

          (d)  Any amendment, modification or repeal of this
Section 0 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's or any Agent's liability to the Partnership and the Limited Partners under this Section 0 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                    Section 7.8    OTHER MATTERS CONCERNING THE
                    GENERAL PARTNER

          (a) The General Partner and any Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner and any Agent may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner or Agent reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

          (d) Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to avoid the Company incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

                    Section 7.9    TITLE TO PARTNERSHIP ASSETS

          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be deemed held by the General Partner or such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                    Section 7.10   RELIANCE BY THIRD PARTIES

          Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                            ARTICLE 8
           RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                    Section 8.1    LIMITATION OF LIABILITY

          The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

                    Section 8.2    MANAGEMENT OF BUSINESS

          No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner (other than a Limited Partner), agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner (other than a Limited Partner), agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

                    Section 8.3    OUTSIDE ACTIVITIES OF LIMITED
                    PARTNERS

          Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary thereof, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures, or the income or profits derived therefrom, of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefitting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such other Person.

                    Section 8.4    RETURN OF CAPITAL

          Except pursuant to the rights of Redemption set forth in Section 0, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly set forth in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

                    Section 8.5    RIGHTS OF LIMITED PARTNERS
                    RELATING TO THE PARTNERSHIP

          (a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at the Partnership's expense:

               (i) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act, and each communication sent to the stockholders of the Company;

               (ii) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership
Year;

               (iii)     to obtain a copy of this Agreement and
the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

               (iv) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

          (b)  Notwithstanding any other provision of this
Section 0, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

                    Section 8.6    REDEMPTION RIGHTS

          (a) On or after January 1, 2000, each Limited Partner shall have the right (subject to the terms and conditions set forth herein), but not the obligation, to require the Partnership to redeem all or a portion of the Partnership Units held by such Limited Partner (such Partnership Units being hereafter referred to as "Tendered Units") in exchange for the Cash Amount (a "Redemption"); provided that the terms of such Partnership Units do not provide that such Partnership Units are not entitled to a right of Redemption. Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the holders of such Partnership Units, all Partnership Units shall be entitled to a right of Redemption hereunder. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner and the Company, by the Limited Partner who is exercising the right (the "Tendering Partner"). The Cash Amount shall be delivered as a certified check payable to the Tendering Partner within ten (10) days of the Specified Redemption Date in accordance with the instructions set forth in the Notice of Redemption.

          (b) Notwithstanding Section 0 above, if a Limited Partner has delivered to the General Partner a Notice of Redemption, then the Company may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter), elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Company so elects, the Tendering Partner shall sell the Tendered Units to the Company in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Company shall promptly give the General Partner and the Tendering Partner written notice of its election, and the Tendering Partner may elect by written notice to the Partnership to withdraw its redemption request at any time prior to the acceptance of the Cash Amount or REIT Shares Amount by such Tendering Partner.

          (c) The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. The REIT Shares Amount shall be registered in the name and otherwise delivered as set forth in the Notice of Redemption. Notwithstanding any delay in such delivery (but subject to Section 0), the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. Each Limited Partner covenants and agrees with the General Partner and the Company that all Tendered Units shall be delivered to the General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner and the Company shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units, such Limited Partner shall assume and pay such transfer tax. Each Limited Partner further agrees that it shall enter into such documentation with respect to a Redemption for cash or an exchange for REIT Shares as the Partnership, the Company, or the General Partner shall reasonably request.

          (d) Each Limited Partner covenants and agrees with the General Partner and the Company, as the case may be, that all Tendered Units shall be delivered to the General Partner or the Company free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the General Partner and the Company shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the General Partner or the Company (or the designee), such Limited Partner shall assume and pay such transfer tax.

          (e) Notwithstanding the provisions of Section 0, 0, 0 or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or another Person, or, in the opinion of counsel selected by the General Partner, may cause such Partner or any other Person, to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 0, it shall be null and void AB INITIO and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

          (f)  Notwithstanding anything herein to the contrary
(but subject to Section 0), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 0:

               (i) All Partnership Units acquired by the General Partner pursuant thereto shall automatically, and without further action required, be converted into and deemed to be General Partner Interests comprised of the same number and class of Partnership Units.

               (ii) All Partnership Units acquired by the Company shall maintain their status as Limited Partnership Interests of the same number and class as the Partnership Units so acquired.

               (iii)     Without the consent of the General
Partner, each Limited Partner may not effect a Redemption for less than 500 Partnership Units or, if the Limited Partner holds less than 500 Partnership Units, all of the Partnership Units held by such Limited Partner.

               (iv) Without the consent of the General Partner, each Limited Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.

               (v)  The consummation of any Redemption or
exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Redino Antitrust Improvements Act of 1976, as amended.

               (vi) Each Tendering Partner shall continue to own all Partnership Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Partnership Units for all purposes of this Agreement, until such Partnership Units are transferred to the General Partner or the Company, as the case may be, and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Company with respect to such Tendering Partner's Partnership Units.

          (g) In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 0 hereof, the General Partner shall make such revisions to this Section 0 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

          (h) If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership) the definition of "REIT Shares Amount" shall be adjusted, as reasonably agreed to by the General Partner and a Majority in Interest of the Limited Partners, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit.

          (i) The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the REIT
Shares Amount within 10 Business Days of the date such change becomes effective.


                            ARTICLE 9
             BOOKS, RECORDS, ACCOUNTING AND REPORTS

                    Section 9.1    RECORDS AND ACCOUNTING

          The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 0 or 0 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, PROVIDED THAT the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

                    Section 9.2    FISCAL YEAR

          The fiscal year of the Partnership shall be the calendar year.

                    Section 9.3    REPORTS

          As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.


                           ARTICLE 10
                           TAX MATTERS

                    Section 10.1   PREPARATION OF TAX RETURNS

          The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership and, to the extent applicable, Subsidiary Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

                    Section 10.2   TAX ELECTIONS

          Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

                    Section 10.3   TAX MATTERS PARTNER

          (a) The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners and Assignees.

          (b) The tax matters partner is authorized, but not required:

               (i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

               (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

               (iii)     to intervene in any action brought by
any other Partner for judicial review of a final adjustment;

               (iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

               (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

               (vi) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 0 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

          (c) The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                    Section 10.4   ORGANIZATIONAL EXPENSES

          The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

                    Section 10.5   WITHHOLDING

          Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this
Section 0. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 0 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions and the holding of a security interest in such Limited Partner's Partnership Interest). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the WALL STREET JOURNAL, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                           ARTICLE 11
                    TRANSFERS AND WITHDRAWALS

                    Section 11.1   TRANSFER

          (a) The term "transfer," when used in this Article 0 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any portion of its General Partner Interest to another person or by which a Limited Partner purports to assign all or any portion of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this Article 0 does not include any Redemption or exchange for REIT Shares pursuant to Section 0. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

          (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 0. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 0 shall be null and void.

                    Section 11.2   TRANSFER OF GENERAL PARTNER'S
                    PARTNERSHIP INTEREST

          (a) The General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Majority in Interest of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only, in the case of a purported transfer of all of the General Partner's General Partner Interest, upon the appointment and admission of a successor General Partner pursuant to Section 0 and 0. Upon any transfer of all of the General Partner's General Partner Interest in accordance with the provisions of this Section 0, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Super Majority Limited Partners, in their reasonable discretion. Subject to Section 0, in the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

          (b) Except as otherwise provided in Section 0, the General Partner shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding equity interests (each, a "Termination Transaction"), unless the Termination Transaction has been approved by a Consent of the Partners and in connection with which all Limited Partners either will receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of the Termination Transaction; PROVIDED THAT, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than thirty-three and one-third percent (33 1/3%) of the outstanding REIT Shares, each holder of Partnership Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its right to Redemption (as set forth in Section 0) and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

          (c) Notwithstanding Section 0, the General Partner may merge, or otherwise combine its assets, with another entity if:
(i) immediately after such merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Partnership Units held by such General Partner, are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the "Surviving Partnership"); (ii) the Limited Partners own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership (as determined pursuant to Section 0 and the other net assets of the Surviving Partnership (as determined pursuant to Section 0) immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Partnership for at least one of:
(a) the consideration available to such Limited Partners pursuant to Section 0 or (b) if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities (as determined pursuant to Section 0) and the REIT Shares.

          (d)  In connection with any transaction permitted by
Section 0 or Section 0 hereof, the General Partner shall use its commercially reasonable efforts to structure such Termination Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Termination Transaction. The sole remedy for a breach by the General Partner of this Section 0 shall be a claim for damages.

          (e)  In connection with any transaction permitted by
Section 0 or 0, the relative fair market values shall be reasonably determined by the General Partner as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Limited Partners than the relative values reflected in the terms of such transaction.

                    Section 11.3   LIMITED PARTNERS' RIGHTS TO
                    TRANSFER

          (a) Prior to January 1, 2000, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent is to be exercised by its Independent Trust Managers and may be withheld in its sole and absolute discretion; PROVIDED, HOWEVER, that any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate of such Limited Partner, another original Limited Partner or to an Immediate Family member, subject to the provisions of Section 0,
(iii) transfer all or any portion of its Partnership Interest to a trust for the benefit of a charitable beneficiary or to a charitable foundation, subject to the provisions of Section 0, and (iv) subject to the provisions of Section 0, pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension or credit, and the transfer of such pledged Partnership Interest by the lender to any transferee. Each Limited Partner or Assignee (resulting from a transfer made pursuant to clauses (i)-(iv) of the proviso of the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the satisfaction of each of the following conditions (in addition to the right of each such Limited Partner or Assignee to continue to make any such transfer permitted by clauses (i)-(iv) of such proviso without satisfying either of the following conditions):

               (i) GENERAL PARTNER RIGHT OF FIRST REFUSAL. The transferring Partner shall give written notice of the proposed transfer to the General Partner, which notice shall state (i) the identity of the proposed transferee, and (ii) the amount and type of consideration proposed to be received for the transferred Partnership Units. The General Partner shall have ten (10) days upon which to give the transferring Partner notice of its election to acquire the Partnership Units on the proposed terms. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) days after giving notice of such election. If it does not so elect, the transferring Partner may transfer such Partnership Units to such third party, on economic terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 0, for a period of ninety
(90) days, after which such transfer shall again be subject to compliance herewith.

               (ii) QUALIFIED TRANSFEREE. Any transfer of a Partnership Interest shall be made only to Qualified Transferees. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter and the representations in
Section 0. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have rights hereunder, other than the rights of an Assignee as provided in Section 0.

          (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

          (c) The General Partner may prohibit any transfer otherwise permitted under Section 0 by a Limited Partner of such Limited Partner's Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

          (d) No transfer by a Limited Partner of such Limited Partner's Partnership Units (including any Redemption or exchange for REIT Shares pursuant to Section 0) may be made to any person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

          (e) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; PROVIDED THAT, as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

          (f) In addition to any other restrictions on transfer contained in this Agreement, in no event may any transfer of any Partnership Units by any Partner be made if such transfer would cause, or in the opinion of counsel selected by the General Partner, could cause (i) the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in
Section 4975(c) of the Code); or (ii) any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor.

                    Section 11.4   SUBSTITUTED LIMITED PARTNERS

          (a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in such Limited Partner's place (including any transferee permitted by Section
0). The General Partner shall, however, have the right to consent to the admission of a transferee permitted under Section 0 of the interest of a Limited Partner as a Substituted Limited Partner pursuant to this Section 0, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

          (b)  A transferee who has been admitted as a
Substituted Limited Partner in accordance with this Article 0 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, the provisions of Section 0 and such other documents or instruments as may be required in the discretion of the General Partner to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 0 hereof are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee.

          (c)  Upon the admission of a Substituted Limited
Partner, the General Partner shall amend Exhibit 0 to reflect the name, address, number of Partnership Units, and Percentage
Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

                    Section 11.5   ASSIGNEES

          If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 0 as a Substituted Limited Partner, as described in Section 0, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 0, and the right of Redemption provided in Section 0, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 0 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

                    Section 11.6   GENERAL PROVISIONS

          (a) No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 0 and the transferee(s) of such Units being admitted to the Partnership as a Substituted Limited Partner or
(ii) pursuant to a Redemption or exchange for REIT Shares of all of such Limited Partner's Partnership Units under Section 0.

          (b) Any Limited Partner who shall transfer all of such Limited Partner's Partnership Units in a transfer permitted pursuant to this Article 0 where such transferee was admitted as a Substituted Limited Partner or pursuant to a Redemption or exchange for REIT Shares of all of such Limited Partner's Partnership Units under Section 0 shall cease to be a Limited Partner.

          (c) Transfers pursuant to this Article 0 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

          (d) If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 0 or transferred or redeemed pursuant to Section 0, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the pro-ration of items method. Except as otherwise required by
Section 706(d) of the Code, solely for purposes of making such allocations, each of such items for the calendar quarter in which the transfer, assignment or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the Partnership Record Date and none of such items for the calendar quarter in which a redemption occurs will be allocated to the redeeming Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than a redemption, shall be made to the transferee Partner.

          (e) In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 0, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a Redemption) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest;
(ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Units held by all Limited Partners or pursuant to a Termination Transaction expressly permitted under Section 0); (v) if in the opinion of counsel to the Partnership such transfer would cause the Partnership to cease to be classified as a partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Partnership Units held by all Limited Partners); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "Publicly Traded Partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;
(viii) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (ix) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 0 or such transfer could otherwise adversely affect the ability of the Company to remain qualified as a REIT; or (x) if in the opinion of legal counsel for the Partnership such transfer would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code.

          (f) The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met.


                           ARTICLE 12
                      ADMISSION OF PARTNERS

                    Section 12.1   ADMISSION OF SUCCESSOR GENERAL
                    PARTNER

          A successor to all of the General Partner's General Partner Interest pursuant to Section 0 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner's Partnership Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 0 hereof.

                    Section 12.2   ADMISSION OF ADDITIONAL
                    LIMITED PARTNERS

          (a) After the admission to the Partnership of the Limited Partner on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 0 hereof and
(ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

          (b)  Notwithstanding anything to the contrary in this
Section 0, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner, the documents and instruments described in Section 0 and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method unless the General Partner, in its sole and absolute discretion, elects to adopt another reasonable method permitted by law. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

                    Section 12.3   AMENDMENT OF AGREEMENT AND
                    CERTIFICATE OF LIMITED PARTNERSHIP

          For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit 0) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 0 hereof.


                           ARTICLE 13
                   DISSOLUTION AND LIQUIDATION

                    Section 13.1   DISSOLUTION

          The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 0 below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

          (a)  the expiration of its term as provided in Section
0 hereof;

          (b) an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, all of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

          (c) an election to dissolve the Partnership made by the General Partner;

          (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

          (e) the sale of all or substantially all of the assets and properties of the Partnership for cash or marketable securities;

          (f) the Incapacity of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner; or

          (g) the Redemption or exchange for REIT Shares of all Partnership Units (other than those of the General Partner).

                    Section 13.2   WINDING UP

          (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners) (the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and assets and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock of the General Partner) shall be applied and distributed in the following order:

               (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

               (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General
Partner;

               (iii)     Third, to the payment and discharge of
all of the Partnership's debts and liabilities to the other
Partners; and

               (iv) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section
0).

          The General Partner shall not receive any additional compensation for any services performed pursuant to this Article
0 other than reimbursement of its expenses as provided in Section
0.

          (b) Notwithstanding the provisions of Section 0 hereof, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 0 hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.


                    Section 13.3   COMPLIANCE WITH TIMING
                    REQUIREMENTS OF REGULATIONS

          In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 0 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.
In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 0 may be:

          (a) distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

          (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, PROVIDED THAT when the Liquidator determines that the withheld amounts are no longer appropriate such withheld amounts shall be distributed to the Partners as soon as practicable in the manner and order of priority set forth in
Section 0.

                    Section 13.4   RIGHTS OF LIMITED PARTNERS

          Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of such Limited Partner's Capital Contribution and shall have no right or power to demand or receive property from the General Partner. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

                    Section 13.5   NOTICE OF DISSOLUTION

          In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 0, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

                    Section 13.6   CANCELLATION OF CERTIFICATE OF
                    LIMITED PARTNERSHIP

          Upon the completion of the liquidation of the Partnership cash and property as provided in Section 0 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

                    Section 13.7   REASONABLE TIME FOR WINDING UP

          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 0 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                    Section 13.8   WAIVER OF PARTITION

          Each Partner hereby waives any right to partition of the Partnership property.


                           ARTICLE 14
          AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

                    Section 14.1   AMENDMENTS

          (a) The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 0, or otherwise pursuant to applicable law, are subject to the procedures in this Article 0.

          (b) Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners who hold 25% or more of the Partnership Interests held by Limited Partners. Following such proposal, the General Partner shall submit any proposed amendment to the Partners or the Limited Partners, as applicable. The General Partner shall seek the written consent or approval of the Partners or Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner's recommendation (if so recommended) with respect to the proposal; PROVIDED THAT, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

                    Section 14.2   ACTION BY THE PARTNERS

          (a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 0 hereof.

          (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

          (c) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

          (d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.


                           ARTICLE 15
                       GENERAL PROVISIONS

                    Section 15.1   ADDRESSES AND NOTICE

          Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by certified first-class United States mail, nationally recognized overnight delivery service or facsimile transmission to the Partner or Assignee at the address set forth in Exhibit 0 or such other address as the Partners shall notify the General Partner in writing.

                    Section 15.2   TITLES AND CAPTIONS

          All article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

                    Section 15.3   PRONOUNS AND PLURALS

          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                    Section 15.4   FURTHER ACTION

          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                    Section 15.5   BINDING EFFECT

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                    Section 15.6   CREDITORS

          Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                    Section 15.7   WAIVER

          No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                    Section 15.8   COUNTERPARTS

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

                    Section 15.9   APPLICABLE LAW

          This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                    Section 15.10  INVALIDITY OF PROVISIONS

          If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                    Section 15.11  LIMITATION TO PRESERVE REIT
                    STATUS

          To the extent that any amount paid or credited to the General Partner or its officers, directors, employees or agents pursuant to Section 0 or Section 0 would constitute gross income to the Company for purposes of Sections 856(c)(2) or 856(c)(3) of the Code (a "General Partner Payment") then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments for any fiscal year shall not exceed the lesser of:

          (a) an amount equal to the excess, if any, of (a) 5.00% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (H) of
Section 856(c)(2) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (H) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

          (b) an amount equal to the excess, if any, of (a) 25% of the General Partner's total gross income (but not including the amount of any General Partner Payments) for the fiscal year which is described in subsections (A) through (I) of Section 856(c)(3) of the Code over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments); PROVIDED, HOWEVER, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the Company's ability to qualify as a REIT. To the extent General Partner Payments may not be made in a year due to the foregoing limitations, such General Partner Payments shall carry over and be treated as arising in the following year, PROVIDED, HOWEVER, that such amounts shall not carry over for more than five years, and if not paid within such five-year period, shall expire; PROVIDED FURTHER, that (i) as General Partner Payments are made, such payments shall be applied first to carryover amounts outstanding, if any, and (ii) with respect to carryover amounts for more than one Partnership Year, such payments shall be applied to the earliest Partnership Year first.

                    Section 15.12  ENTIRE AGREEMENT

          This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

                    Section 15.13  NO RIGHTS AS STOCKHOLDERS

          Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as stockholders of the Company including without limitation any right to receive dividends or other distributions made to stockholders of the Company or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



PARKWAY PROPERTIES, INC.



By:
     Name:
     Title:



PARKWAY PROPERTIES GENERAL PARTNERS, INC.



By:
     Name:
     Title:



                            EXHIBIT A
        Partners, Contributions and Partnership Interests


      Partner         Initial Contribution  Partnership Interest
Parkway Properties,                 $9,900  99% Limited
Inc.                                        Partnership Interest
                                            consisting of
                                            9,670,080 Units.
Parkway Properties                    $100  1% General
General Partners,                           Partnership Interest
Inc.                                        consisting of 97,678
                                            Units.
                            EXHIBIT B
                      Notice of Redemption


          The undersigned hereby irrevocably (i) redeems Partnership Units in Parkway Properties LP in accordance with the terms of the Amended and Restated Limited Partnership Agreement of Parkway Properties LP and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as determined by the General Partner and/or the Company) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to the Partnership Units, free and clear of the rights of or interests of any other person or entity; (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

          (City)         (State)        (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:
                            EXHIBIT C
     Schedule of Partners' Ownership with Respect to Tenants




          NONE
                            EXHIBIT D
               Schedule of REIT Shares Actually or
         Constructively Owned by Limited Partners Other
           than those Acquired Pursuant to an Exchange


          NONE





_______________________________